                                  ADDENDUM VII
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

             AMENDING THESE AGREEMENTS FURTHER AND RESTATING CERTAIN
                       PARAGRAPHS IN ADDENDA I THROUGH VI

                               DATED JUNE 14, 2004

MANAGER: SOUTHWEST PCS, L.P.

SERVICE AREA BTAS:

         OKLAHOMA          OKLAHOMA CITY #329
                             (SERVICE AREA IS LIMITED)
                           TULSA #448
                             (SERVICE AREA IS LIMITED)
                           LAWTON-DUNCAN #248
                           MUSKOGEE #311
                           ENID #130
                           ARDMORE #019
                           STILLWATER #433
                           ADA #004
                           MCALESTER #267
                           PONCA CITY #354
                           BARTLESVILLE #031

         KANSAS            SALINA #396
                           HUTCHINSON #200
                             (SERVICE AREA IS LIMITED)
                           MANHATTAN #275
                           EMPORIA #129

         ARKANSAS          FORT SMITH #153
                           FAYETTEVILLE #140
                           LITTLE ROCK #257
                             (SERVICE AREA IS LIMITED)
                           RUSSELLVILLE #387

         TEXAS             WICHITA FALLS #473

         This Addendum VII (this "ADDENDUM") contains amendments to the Sprint
PCS Management Agreement, the Sprint

PCS Services Agreement, the Sprint Trademark and Service Mark License Agreement
and the Sprint Spectrum Trademark and Service Mark License Agreement, each of which was entered into on July 10, 1998 by the same parties to this Addendum.

         The Management Agreement, Services Agreement and Trademark License
Agreements were amended by:

         (1) Addendum I dated July 10, 1998,
         (2) Addendum II dated April 30, 1999,
         (3) Addendum III dated March 7, 2001,
         (4) Addendum IV dated March 30, 2001,
         (5) Addendum V dated September 12, 2003, and
         (6) Addendum VI dated March 26, 2004.

         The purposes of this Addendum are to (1) amend the Management
Agreement, the Services Agreement, the Trademark License Agreements and the
Schedule of Definitions and restate those paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the
Trademark License Agreements and the Schedule of Definitions (see section A below), and (2) provide cross-references to those paragraphs in addenda executed previously that are not restated in this Addendum (see section B below).

         The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services
Agreement, the Trademark License Agreements and the Schedule of Definitions. The
Management Agreement, the Services Agreement, the Trademark Licenses Agreements,
the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management
Agreement, the Services Agreement, the Trademark License Agreements or the
Schedule of Definitions through previously executed addenda.

         Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda.
Section and Exhibit references are to sections and Exhibits of the Management
Agreement unless otherwise noted.

         The parties entered into Addendum VI dated March 26, 2004, but the parties acknowledge that Addendum VI is superseded in its entirety by this
Addendum. The parties are executing this Addendum as of the date noted above, but this Addendum becomes effective on (the "EFFECTIVE DATE") either (1) March
1, 2004, if the Parties execute all of the following addenda by June 14, 2004:

     o   Alamosa Missouri, LLC Addendum XII,

     o   Alamosa Wisconsin Limited Partnership Addendum XI,

     o   Southwest PCS, L.P. Addendum VII,

     o   Texas Telecommunications, LP Addendum XII, and

     o   Washington Oregon Wireless LLC Addendum VIII.

(2) the first calendar day of the first calendar month after the above addenda are executed if the Parties execute the above addenda after June 14, 2004.

         On the Effective Date the Management Agreement, the Services Agreement,
the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

     A. NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
AGREEMENTS.

                              MANAGEMENT AGREEMENT

         1. VENDOR PURCHASE AGREEMENTS - SOFTWARE FEES [ADDM VI, SS.1; REVISED
BY THIS ADDENDUM]. Section 1.3 is amended to read as follows:

                  Insert: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." before the first paragraph.

                  Insert: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT."
         before the second paragraph.

                  Insert: "1.3.3 EXCLUSIVE USE." before the third paragraph.

                  Add a new section 1.3.4 as follows:

         1.3.4    SOFTWARE FEES.

                  (a) Manager acknowledges that Sprint PCS administers the
         testing and implementation of the Software (i.e., pushing of the
         Software) into the Service Area Network.

                  (b) Sprint PCS, when obtaining software for its own use that is identical to the Software, will use commercially reasonable efforts to obtain a license from vendors providing for the right of Manager to use the Software in connection with telecommunications equipment manufactured by the vendor (collectively the software obtained by
         Sprint PCS for its own use and the Software that operates on telecommunications equipment manufactured by the vendor are for purposes of this section 1.3.4, the "VENDOR SOFTWARE"; when the term
         "Vendor Software" is used with respect to Manager, it means only the
         Software, and not the software used only by Sprint PCS).

                  (c) Manager will arrange independently with the vendor to
         obtain a license if Sprint PCS cannot reasonably obtain a license for
         Manager. Any license that Manager obtains from a vendor must require the Vendor Software to be tested in Sprint PCS test beds by Sprint PCS and require Sprint PCS, not the vendor or Manager, to push the Vendor
         Software to the Service Area Network unless Sprint PCS otherwise consents in advance in writing. Sprint PCS agrees to test the Vendor
         Software in Sprint PCS test beds within a reasonable period after
         Manager reasonably requests the tests in writing.

                  (d) Sprint PCS will:

                           (i) notify Manager in writing at least 60 days before
                  the date of an automatic renewal of, or Sprint PCS' unilateral act to renew or extend, an agreement that provides Sprint PCS the right to use the Vendor Software, or

                           (ii) use reasonable efforts to notify Manager in
                  writing before the date Sprint PCS intends to start
                  negotiations with a vendor regarding extension, renewal,
                  pricing or other material terms relating to Sprint PCS' and
                  Manager's right to use the Vendor Software (whether for new
                  Software or renewal of an existing license), and at least 60 days before the date Sprint PCS executes an agreement,
                  extension or renewal.

                  The notice by Sprint PCS will include the material terms and conditions of any such agreement or negotiations to the extent known at the time of the notice, including the network elements to be covered by the right to use the Vendor Software. Manager must notify Sprint PCS in writing within 30 days after receiving the notice described in the first sentence of this section 1.3.4(d) if Manager wants Sprint PCS to attempt to obtain or continue the right for Manager to use the Vendor
         Software. Sprint PCS will renew or negotiate the agreement as if
         Manager will not be a user of the Vendor Software if Manager does not provide notice to Sprint PCS within the 30-day period. However, Sprint
         PCS may obtain pricing from the vendor for the Vendor Software that includes Manager as a user if obtaining the pricing does not obligate
         Manager to be a user.

                  Sprint PCS will advise Manager upon Manager's reasonable
         request of the status of the Software negotiations if Manager requested
         Sprint PCS to obtain or continue the right for Manager to use the
         Vendor Software under Sprint PCS' agreement with the vendor. Sprint PCS will use commercially reasonable efforts to give Manager notice of the final pricing for the right to use the Vendor Software no less than 20 days before the expected execution or renewal of the agreement;
         provided that, in any event, Sprint PCS will give Manager notice of the final pricing no less than 3 Business Days before the expected execution or renewal of the agreement. If necessary, Manager agrees to use commercially

         reasonable efforts to enter into a nondisclosure agreement with the vendor to facilitate providing such final pricing to Manager.

                  Manager may give Sprint PCS notice by the time set forth in
         Sprint PCS' notice to Manager (which time will not be less than 10
         Business Days) that Manager does not intend to use the Vendor Software through the agreement between Sprint PCS and the vendor. If Manager does not give this final notice to Sprint PCS, Manager is deemed to agree to be a user of the Vendor Software through the agreement between
         Sprint PCS and the vendor and will pay the Allocable Software Fee (as defined below). Within 15 Business Days after execution of an agreement between Sprint PCS and the vendor, Sprint PCS will provide to Manager a forecast of Manager's Allocable Software Fee, the estimated payment due dates relating to the Allocable Software Fee, and the proportion of
         Manager's Allocable Software Fee forecast to be due on each payment due date.

                  Sprint PCS does not have to obtain a license for Vendor
         Software for Manager, even if Manager requests Sprint PCS to obtain such license, if at any time before execution of the agreements granting the license Sprint PCS reasonably believes that Manager is more likely than not to unreasonably refuse to pay the Allocable
         Software Fee or Sprint PCS reasonably believes that the Manager is in such financial condition that Manager is more likely than not to be unable to pay the Allocable Software Fee.

                  If Manager accepts the Vendor Software, Sprint will give
         Manager, Manager's proportional share of (i) any cash benefits relating specifically to the Vendor Software that Sprint PCS obtains from the vendor, and (ii) to the extent reasonably able to be made available to
         Manager, other benefits, including training, relating specifically to the Vendor Software.

                  (e) Sprint PCS will pay all Software Fees relating to the
         Vendor Software to the vendor if Sprint PCS obtains a license from the vendor that provides Manager the right to use the Vendor Software and
         Manager agrees to pay any applicable Allocable Software Fee in accordance with this section 1.3.4(e). Manager will be deemed to agree to pay any applicable Allocable Software Fee if both:

                           (i) Manager has not taken the action described in
                  paragraph (d) above to decline obtaining the right to use the
                  Vendor Software through the agreement between Sprint PCS and the vendor, and

                           (ii) Sprint PCS obtains a license providing for the
                  right of Manager to use the Vendor Software.

                  Manager will pay Sprint PCS the Allocable Software Fee within
         30 days after receipt of an invoice. Sprint PCS will invoice Manager only after Sprint

         PCS pays the underlying Software Fee to the vendor. The Allocable
         Software Fee will not include any amount for Software that is the same as or functionally equivalent to any Software (y) that is a component of any service for which a fee is charged under the Services Agreement or (z) for which Sprint PCS otherwise charges Manager under this agreement.

                  Sprint PCS will calculate the "ALLOCABLE SOFTWARE FEE" as
         follows:

                           For each vendor, multiply:

                           (i) the Total Software Cost of the Software Fees
                  attributable to the Vendor Software for which Sprint PCS has obtained for itself, Manager and Other Managers a license or other right to use, by

                           (ii) the quotient of:

                                    (A) the number of Customers and Reseller
                           Customers with an NPA-NXX assigned to the Service
                           Area that are assigned to a system using the Vendor
                           Software, as reported in the most recent monthly
                           report that Sprint PCS issues before the date that
                           Sprint PCS prepares an Allocable Software Fee
                           invoice, divided by:

                                    (B) the number of Customers and Reseller
                           Customers that are assigned to all systems using the
                           Vendor Software, as reported in the most recent
                           monthly report that Sprint PCS issues before the date
                           that Sprint PCS prepares an Allocable Software Fee
                           invoice.

                  (f) Sprint PCS will include with the invoice for the Allocable
         Software Fee a list of the component charges, if available from the
         Vendor. The Software Fees that Sprint PCS pays to the vendor will reflect rates no greater than commercial rates negotiated at arms'
         length. For purposes of clarification, the parties acknowledge the vendor may insist on a comprehensive fee without listing each component, but rather asserting that the fee covers all software necessary to operate the equipment. But Sprint PCS will provide to
         Manager a description of all the features and functionality in reasonable detail for all Software for which Manager is to pay an
         Allocable Software Fee.

                  (g) Manager will not be charged the Allocable Software Fee for the Vendor Software after Manager:

                           (i) notifies Sprint PCS in writing within the periods
                  allowed in section 1.3.4(d) that Manager declines to

                  have Sprint PCS obtain a right for Manager to use the Vendor
                  Software or that it does not intend to use the Vendor
                  Software,

                           (ii) obtains its own license providing for Manager's
                  right to use the Vendor Software, and

                           (iii) complies with the requirements of section
                  1.3.4(h).

                  (h) Manager will obtain its own license providing for
         Manager's right to use the Vendor Software from the vendor if Manager elects not to have Sprint PCS attempt to obtain a right for Manager to use the Vendor Software under section 1.3.4(d). Manager will notify
         Sprint PCS in writing and deliver to Sprint PCS within 10 Business Days after Manager's execution of Manager's separate license, a signed document from the vendor confirming that:

                           (i) the vendor has provided Manager a separate
                  license for the necessary software and the term of that
                  license, which term with appropriate renewal rights, must be at least as long as the license Sprint PCS has from the
                  vendor,

                           (ii) the fees paid by Manager to the vendor reflect
                  commercial rates negotiated at arms' length,

                           (iii) the Vendor Software covered by Manager's
                  license provides the usage and functionality necessary for
                  Manager to operate the Service Area Network in compliance with the Sprint PCS Technical Program Requirements, and

                           (iv) the Vendor Software may be tested in Sprint PCS
                  test beds by Sprint PCS and will be pushed to the Service Area
                  Network by Sprint PCS, not the vendor or Manager, unless
                  Sprint PCS otherwise consents in advance in writing. Sprint
                  PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests in writing.

         2. INTERCONNECTION [ADDM VI, SS.2]. Section 1.4 is amended and restated
in its entirety to read as follows:

                  If Manager desires to interconnect a portion of the Service
         Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent that applicable laws, tariffs and agreements permit, Sprint PCS will use commercially reasonable efforts to

         arrange for the interconnection under its agreements with the carrier within a commercially reasonable period. Sprint PCS will bill the interconnection fees to Manager at actual cost.

         3. FORECASTING [ADDM VI, SS.3]. Section 1.6 is amended and restated in its entirety to read as follows:

                  1.6 FORECASTING. Manager and Sprint PCS will work
         cooperatively to generate mutually acceptable forecasts of important business metrics that they agree upon. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

         4. FINANCING [ADDM IV,SS.5; ADDM VI, SS.4; REVISED BY THIS ADDENDUM].
(a) Section 1.7 is amended to read as follows:

                  1.7 FINANCING. The construction and operation of the Service
         Area Network requires a substantial financial commitment by Manager.
         The manner in which Manager will finance the build-out of the Service
         Area Network and provide the necessary working capital to operate the business is described in detail on Exhibit 1.7. Manager will allow
         Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto and before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if
         Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

         (b) Exhibit 1.7 attached to Addendum VI supersedes and replaces Exhibit
1.7 attached to Addendum IV to the Management Agreement.

         5. INFORMATION [ADDM VI, SS.5]. A new section 1.9 is added to the
Management Agreement.

                  1.9 ACCESS TO INFORMATION.

                           1.9.1 NETWORK OPERATIONS.Manager and Sprint PCS will
         have access to, and may monitor, record or otherwise receive, information processed through equipment, including switches, packet data switching nodes and cell site equipment, that relates to the provision of Sprint PCS Products and Services or to the provision of telecommunications services to Reseller Customers in the Service Area
         Network, if the access, monitoring, recording or receipt of the information is accomplished in a manner that:

                                    (i) Does not unreasonably impede Manager or
                           Sprint PCS from accessing, monitoring, recording or
                           receiving the information,

                                    (ii) Does not unreasonably encumber
                           Manager's or Sprint PCS' operations (including,
                           without limitation, Sprint PCS' real-time monitoring
                           of the Sprint PCS Network status, including the
                           Service Area Network),

                                    (iii) Does not unreasonably threaten the
                           security of the Sprint PCS Network,

                                    (iv) Does not violate any law regarding the
                           information,

                                    (v) Complies with technical requirements
                           applicable to the Service Area Network,

                                    (vi) Does not adversely affect any warranty
                           benefiting Manager or Sprint PCS (e.g., software
                           warranties), and

                                    (vii) With respect to the information
                           processed through Manager's equipment, including its
                           switches, does not result in a material breach of any
                           agreement regarding the information (e.g., national
                           security agreements).

                           Sprint PCS and Manager will immediately notify the
         other party and reasonably cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in clauses
         (i) through (vii) above if either Manager or Sprint PCS reasonably determines that the other party is accessing, monitoring, recording or receiving the information described in this section 1.9.1 in a manner that does not meet the criteria in clauses (i) through (vii) above.

                           Manager owns the information regarding the
         performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable internal business purpose, during the term of and after termination of this agreement, the Services Agreement and the Trademark License
         Agreements, so long as the use would be in accordance with those agreements if those agreements were still in effect.

                           1.9.2 CUSTOMER INFORMATION. Manager is entitled to
         receive information Sprint PCS accesses, monitors, records or receives concerning the Service Area Network or the Customers with NPA-NXXs assigned to Manager's Service Area, subject to the terms of this section 1.9.2 and section 1.9.3 and Manager's compliance with CPNI requirements and any other legal requirements applicable to the information.

                           Sprint PCS will provide the information in the format
         that Manager requests at no additional charge to Manager if Sprint PCS accesses, monitors, records, receives or reports for its own use the information specific to Manager that Manager requests in the same format as Manager requests. Sprint PCS will use commercially reasonable efforts to provide the information within 5 Business Days.

                           Sprint PCS will provide the information in the format
         that Manager requests if Sprint PCS accesses, monitors, records, receives or reports for its own use the information that Manager requests, but not in the same format that Manager requests, if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information within 15 Business Days.

                           If Sprint PCS accesses, monitors, records or receives
         the information requested by Manager, but not in the same format that
         Manager requests, then Sprint PCS will provide the requested information as raw data, if:

                           (i) Sprint PCS chooses not to provide the information
                  as described in the preceding paragraph, and

                           (ii) Manager agrees to pay or reimburse Sprint PCS
                  for the costs Sprint PCS reasonably incurs.

         Sprint PCS will use commercially reasonable efforts to provide the raw data within 15 Business Days.

                           Sprint PCS owns the information regarding the
         Customers. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.2 during the term of and after termination of this agreement, the Services Agreement and the Trademark
         License Agreements so long as the use would be in accordance with those agreements if those agreements were still in effect.

                  1.9.3 LIMITATIONS AND OBLIGATIONS. Sprint PCS does not have to provide any information that Manager reasonably requests under this agreement or the Services Agreement that:

                                    (i) Manager can obtain itself in accordance
                           with section 1.9.1 (if Sprint PCS has provided
                           Manager with any

                                       10

                           necessary specifications requested by Manager as to
                           how to obtain the information), unless Sprint PCS
                           already has the information in its possession and has
                           not previously delivered it to Manager,

                                    (ii) Sprint PCS no longer maintains,

                                    (iii) Manager has already received from
                           Sprint PCS or its Related Parties,

                                    (iv) Sprint PCS does not access, monitor,
                           record, receive or report, or

                                    (v) Sprint PCS must make system
                           modifications to provide the raw data, including
                           without limitation modifying or adding data fields or
                           modifying code.

                  Sprint PCS will provide Manager a copy of the then-current
         Sprint PCS document retention policy from time to time upon reasonable request.

                  1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the
         relevant terms and conditions of any agreement between Sprint PCS and any third party:

                                    (i) with which Manager must comply, directly
                           or indirectly, under the Management Agreement, the
                           Services Agreement or any Program Requirement,

                                    (ii) from which Manager is entitled to any
                           benefit, or

                                    (iii) that relate to any pass-through
                           amounts that Sprint PCS charges Manager under this
                           agreement or Settled-Separately Manager Expenses
                           under the Services Agreement.

         In each case Sprint PCS' disclosure will be in sufficient detail to enable Manager to determine the obligations or benefits with which
         Manager must comply or benefit or the charges or expenses to be paid by
         Manager. Sprint PCS may provide to Manager copies of the agreements or the relevant terms and conditions of such agreements in electronic format upon notice to Manager, including by posting the copies or relevant terms and conditions to a secure website to which Manager has access. Once each calendar year and from time to time when a change is effected to any relevant term or condition, Manager may request copies of the agreements that are not posted to the secure website or whose relevant terms and conditions are not posted to the secure website.

                                       11

                  Sprint PCS will provide a copy of the agreement to Manager to the extent permissible by the terms of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits
         Sprint PCS from providing Manager a copy. Sprint PCS will satisfy the requirements of this section 1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server that Sprint PCS designates. Sprint PCS will use commercially reasonable efforts to obtain the right from the third party, if required, to provide a complete copy to Manager of any agreement between Sprint PCS and any third party of the type described in this section 1.9.4.

         6. MOST FAVORED NATION [ADDM VI, SS.6; REVISED BY THIS ADDENDUM]. A new
section 1.10 is added to the Management Agreement:

                  1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT
         AGREEMENTS AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its Management Agreement and Services Agreement as described in this section 1.10 if during the period beginning on the date of this
         Addendum and ending December 31, 2006, any of the terms of a 3M-pops
         Manager's Management Agreement or Services Agreement are amended in any manner for any reason to be more favorable to the 3M-pops Manager than the terms of Manager's Management Agreement or Services Agreement are
         to Manager, subject to the following:

                           (a) All of the Alamosa Managers must elect to accept
                  all, but not less than all, of the terms of the 3M-pops
                  Manager's Management Agreement and Services Agreement agreed to since the Effective Date (including accepting existing
                  terms that relate to the changes or terms that were previously changed and not previously accepted by Manager but that remain a part of the latest version of the 3M-pops Manager's
                  agreement) (collectively, but excluding the changes described in paragraphs (b) and (c) below, the "OVERALL CHANGES"),

                           (b) Manager will not be required to accept any
                  changes involving payment of specific disputed amounts arising under the Management Agreement or Services Agreement of the
                  3M-pops Manager, and

                           (c) No amendments in Manager's Management Agreement
                  and Services Agreement will be made to reflect changes made in a 3M-pops Manager's Management Agreement and Services
                  Agreement if such changes are:

                                       12

                                    (i) made solely because the 3M-pops Manager
                           owns spectrum on which all or a portion of its
                           network operates, unless the 3M-pops Manager acquired
                           this spectrum from Sprint PCS or its Related Parties
                           after the Effective Date, or

                                    (ii) compelled by a law, rule or regulation
                           that applies to the 3M-pops Manager, but not to
                           Manager, or

                                    (iii) made solely to modify the build-out
                           plan.

                  Sprint PCS will prepare and deliver to Manager either an
         addendum containing the Overall Changes that have been made to the
         3M-pops Manager's agreements in all of its addenda or copies of the
         3M-pops Manager's amended and restated Management Agreement, Services
         Agreement and Trademark License Agreements (in each case redacted to protect the identity of the 3M-pops Manager) within 10 Business Days after the later of the effective date expressly stated in the addendum or other instrument containing these changes and the date of the addendum or other instrument. Manager then has 30 days to notify Sprint
         PCS that Manager wants the Overall Changes.

                  If Manager does not notify Sprint PCS in this 30-day time
         period in writing that it wants the Overall Changes, no changes will be made in the agreements between Manager and Sprint PCS and Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall Changes.

                  If Manager notifies Sprint PCS within the 30-day period in writing that it wants the Overall Changes, Sprint PCS will prepare, execute and deliver to Manager an addendum reflecting the Overall
         Changes. The new addendum will have the same effective date as the addendum or the restated Management Agreement, Services Agreement and
         Trademark License Agreements between Sprint PCS and the 3M-pops Manager that gave rise to the new addendum. For purposes of clarification, if the addendum or other instrument between Sprint PCS and the 3M-pops
         Manager provides or defines a specific date that is the effective date of that addendum or other instrument then the effective date of the new addendum will be the same as that specific date. Manager will have 15 days to review the new addendum and notify Sprint PCS if Manager determines any inaccuracies are reflected in the new addendum. Sprint will correct those inaccuracies and provide a corrected new addendum to
         Manager within 10 Business Days after Manager's notification.

                  No changes will be made in the agreements between Manager and
         Sprint PCS if all the Alamosa Managers do not execute and return their respective signed addenda within 30 days after receipt of the signed addenda (or the corrected signed addenda, if applicable, pursuant to the

                                       13

         previous paragraph), in which case Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall
         Changes contained in the addendum presented.

                  If Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit to binding arbitration in accordance with section
         14.2, excluding the escalation process set forth in section 14.1. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum that are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint PCS, then Manager will execute the signed addendum as proffered to Manager within 10 days after Manager's receipt of the arbiter's ruling.

                  The parties acknowledge that Sprint PCS can disclose to
         Manager who the 3M-pops Manager is that gave rise to the proposed addendum only if the 3M-pops Manager agrees to the disclosure.

         7. EXPANSION OF SERVICE AREA [ADDM IV, SS.3]. The parties agree to expand the definition of Service Area into the Little Rock, Arkansas (BTA 257)
and Russellville, Arkansas (BTA 387) as described in the revised Exhibit 2.1
Build-out Plan attached to Addendum IV.

         8. REVISED BUILD-OUT PLAN [ADDM IV,SS.22]. Section 2.1 is supplemented with the following language:

                  (A) OPERATIONAL AND NETWORK READINESS.

                  Manager will achieve "Operational and Network Readiness," as defined below, for the remaining build out of the Service Areas in the
         Little Rock and Russellville BTAs according to the build-out schedule below. Specifically, coverage along Interstate 40 extending East on
         Interstate 40 from Wiederkehr Village through Clarksville, Lamar,
         Knoxville, London, Russellville, Pottsville, and Atkins in the
         Russellville, Arkansas BTA 387 to a meet point with Sprint PCS within the Little Rock, Arkansas BTA 257. The build-out in Little Rock BTA 257 is limited to coverage along Interstate 40 in Conway County through
         Morrilton up to Sprint PCS meet point at Plumerville. This schedule, together with the revised Exhibit 2.1 attached to Addendum IV, replaces
         Exhibit 2.1 of the "Management Agreement."

                                       14

                   ------------------------- ---------------------
                        Cascade Number            COMPLETION
                                                     DATE
                   ------------------------- ---------------------
                          LR03SW251                12/01/01
                   ------------------------- ---------------------
                          LR03SW252                12/01/01
                   ------------------------- ---------------------
                          LR03SW253                12/01/01
                   ------------------------- ---------------------
                          LR03SW254                12/01/01
                   ------------------------- ---------------------
                          LR03SW255                12/01/01
                   ------------------------- ---------------------
                          LR03SW256                12/01/01
                   ------------------------- ---------------------
                          LR03SW257                12/01/01
                   ------------------------- ---------------------
                          LR03SW261                12/01/01
                   ------------------------- ---------------------
                          LR03SW262                12/01/01
                   ------------------------- ---------------------
                          LR03SW263                12/01/01
                   ------------------------- ---------------------
                          LR03SW258                12/01/01
                   ------------------------- ---------------------

                  "OPERATIONAL AND NETWORK READINESS" and "OPERATIONAL AND
         NETWORK READY" mean that the Manager has (i) met all Program
         Requirements (which includes, but is not limited to, completion of test plans, coverage definition, assessment of site readiness, network optimization and operational and systems readiness) and (ii) received
         Sprint PCS's approval to launch each of the cell sites with Cascade
         Numbers LR03SW251, LR03SW252, LR03SW253, LR03SW254, LR03SW255,
         LR03SW256, LR03SW257, LR03SW261, LR03SW262, LR03SW263, LR03SW258
         (individually a "CELL SITE" and collectively the "CELL SITES").

                  (B) PENALTY.

                  The Manager will pay a penalty for each Cell Site that is not
         Operational and Network Ready on or before December 1, 2001 (the
         "COMPLETION DATE"). Cell sites must be Operational and Network Ready in a sequential manner to ensure contiguous coverage with existing markets and to prevent the creation of service gaps in the Service Area.

                  The penalty amount equals the amount set forth on the
         following Penalty Table opposite the appropriate range of number of days from and including the Completion Date to and including the date of Operational and Network Readiness for any Cell Site that was not
         Operational and Network Ready on or before its respective Completion
         Date (the "PENALTY AMOUNT").

                                  PENALTY TABLE

             ----------------------- -----------------------------
             Penalty Period          Penalty Amount Per Cell Site
             ----------------------- -----------------------------
             6-60 days past the      $15,676.23
             Completion Date
             ----------------------- -----------------------------
             61-90 days past the     Additional $10,450.82

                                       15

             ----------------------- -----------------------------
             Completion Date
             ----------------------- -----------------------------
             91-120 days past the    Additional $5,225.40
             Completion Date
             ----------------------- -----------------------------
             121-150 days past the   Additional $15,676.23
             Completion Date
             ----------------------- -----------------------------
             151-180 days past the   Additional $15,676.23
             Completion Date
             ----------------------- -----------------------------

                  The parties may agree to adjust the Penalty Amount if (i) the
         Manager has completed less than all of the Cell Sites described in section 22(a) of Addendum IV; (ii) Sprint PCS determines that the
         Manager has met the coverage requirements, as detailed in the revised
         Exhibit 2.1 Build-out Plan attached to Addendum IV; and (iii) Sprint
         PCS determines that the Manager has met the current Sprint PCS RF
         Standards for coverage, as defined in Exhibit 7.2 Sprint PCS Technical
         Program Requirements (the "RF STANDARDS"). The Parties agree that to the extent additional sites are necessary to meet the Exhibit 2.1
         Build-out Plan and those cites are not Operational and Network Ready by the Completion Date, the penalties set forth in the Penalty Table above will be assessed to the Manager based on the incremental number of sites needed to meet the Build-out Plan.

                  (C) PAYMENT OF PENALTY AMOUNTS.

                     (i)   Manager will pay the Penalty Amount for each Cell
                           Site on or before the first day of each penalty
                           period, as set forth in the Penalty Table above in
                           section 1(b) of Addendum IV, for any Cell Site that
                           is not Operational and Network Ready on or before its
                           respective Completion Date (the "ASSESSMENT DATE").

                     (ii)  Manager will also owe Additional Interest on any
                           Penalty Amount not paid on or before the Assessment
                           Date, which Additional Interest is payable on the
                           next Assessment Date for that Cell Site in the same
                           manner as the Penalty Amounts (e.g., timing). If
                           there is no additional Assessment Date with respect
                           to a Cell Site, the Additional Interest will be
                           payable at the time the Penalty Amount for that Cell
                           Site is paid.

                     (iii) Manager will pay the Penalty Amounts in cash.
                           Payments of cash will be made via wire transfer
                           instructions provided to Manager by Sprint PCS.
                           Sprint PCS's setoff right set forth in section 10.6
                           of the Management Agreement applies to these Penalty
                           Amounts and Additional Interest.

                  (D) EVENT OF TERMINATION; WAIVER OF CURE RIGHTS.

                                       16

                     (i)   If Manager does not achieve Operational and Network
                           Readiness for a Cell Site by midnight on the 90-Day
                           Threshold, Manager will be in breach of a material
                           term of the Management Agreement. Accordingly, Sprint
                           PCS may declare an Event of Termination under the
                           Management Agreement, and Manager waives any right to
                           a cure period set forth in section 11.3.3.

                     (ii)  If Sprint PCS does not declare in writing an Event of
                           Termination within ten Business Days after the 90-Day
                           Threshold, Sprint PCS waives its right to declare an
                           Event of Termination based on Manager's failure to
                           achieve Operational and Network Readiness for that
                           Cell Site until the 180-Day Threshold. If Manager
                           does not achieve Operational and Network Readiness
                           for a Cell Site by the 180-Day Threshold, Manager
                           will be in breach of a material term of the
                           Management Agreement. Accordingly, Sprint PCS may
                           declare an Event of Termination under the Management
                           Agreement, and Manager waives any right to a cure
                           period set forth in section 11.3.3.

                  (E) DEFINITIONS.

                           "90-DAY THRESHOLD" means the date 90 calendar days
                  after the respective Cell Site Completion Date.

                           "180-DAY THRESHOLD" means the date 180 calendar days
                  after the respective Cell Site Completion Date.

                           "ADDITIONAL INTEREST" means the sum of the products
                  of (A) each Penalty Amount, multiplied by (B) Prime Rate
                  (adjusted as and when changes in the Prime Rate occur) plus five percent (5%), multiplied by (C) the number of calendar days from and including the respective Assessment Date to and including the date paid, divided by 365.

                           "CHANGE OF CONTROL TRANSACTION" means a transaction
                  that results in a Change of Control, as defined in the
                  Management Agreement.

         9. EXCLUSIVITY OF SERVICE AREA [ADDM IV,SS.7]. In section 2.3 and the
Schedule of Definitions, the phrase "wireless mobility communications network"
is replaced by the phrase "Wireless Mobility Communications Network".

         10. COVERAGE ENHANCEMENT [ADDM IV,SS.8 AND ADDM VI, SS.10]. Section 2.5
is replaced by the following language:

                                       17

                  2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW COVERAGE
         BUILD-OUT. Sprint PCS grants to Manager the right of first refusal to build-out New Coverage. Sprint PCS will give to Manager a written notice of a New Coverage within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Coverage.

                  If Manager decides to build-out the New Coverage then Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in sections 2.1 and 2.2.
         The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Coverage. In determining what constitutes a
         "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the network in the New Coverage in accordance with the terms of this agreement.

                  If Manager (i) does not communicate to Sprint PCS within such
         90-day period that it will build out the New Coverage, (ii) fails to agree with Sprint PCS upon the amended Build-Out Plan, or (iii) fails to build-out the New Coverage in accordance with the amended Build-Out
         Plan, then Sprint PCS shall be entitled to (A) build-out the New
         Coverage itself or allow a Sprint PCS Related Party to do so, or (B)
         offer third parties (including Other Managers) the right to build-out the New Coverage on terms and conditions that are no more favorable than those that were offered to and rejected by Manager. If (x) neither
         Sprint PCS, a Sprint PCS Related Party, nor any third party (with respect to such third party, on terms and conditions that are no more favorable than those that were offered to and rejected by Manager)
         commits to build-out such New Coverage within 150 days of the original communication to Manager with respect thereto, or (y) more favorable terms and conditions than those that were offered to and rejected by
         Manager are offered to any third party to build-out the New Coverage, then any build-out of such New Coverage shall again be subject to
         Manager's right of first refusal (and, if applicable, on such more favorable terms and conditions).

                  Sprint PCS has the right, in a New Coverage that it constructs or that is constructed by a third party, to manage the network, allow a
         Sprint PCS Related Party to manage the network, or hire a manager to operate the network in the New Coverage. Any New Coverage that Sprint
         PCS or a third party builds out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the Service Area. If Manager does not exercise its right of first refusal with respect to a New Coverage, Manager's right of first refusal does not terminate with respect to the remainder of the Service
         Area.

                                       18

         11. LONG DISTANCE PRICING [ADDM VI, SS.11]. Section 9 of Addendum IV is
deleted. Additionally, section 3.4 of the Management Agreement is amended and restated in its entirety to read as follows:

                  3.4 IXC SERVICES.

                  3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service
         Areas of Manager that Sprint PCS and Manager will use to determine when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The parties will not use local calling areas to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

                  3.4.2. LONG DISTANCE SERVICES

                  (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii)
         telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms that Sprint PCS uses to provide services to Manager under this agreement or the
         Services Agreement. The term "long distance telephony service" means any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS
         Network.

                  (b) Pricing and procedure. Sprint PCS will purchase for Sprint
         PCS, Manager and Other Managers long-distance telephony services used in the Sprint PCS Network from Sprint Communications Company L.P. or its Related Parties ("SCCLP"). Sprint PCS will purchase these long-distance telephony services at a price and terms at least as favorable to Sprint PCS, Manager and the Other Managers (considering
         Sprint PCS, Manager and the Other Managers as a single purchaser) as the best prices and terms SCCLP offers to any wholesale customer of
         SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment).
         Sprint PCS will pay the invoice from SCCLP, except for items that SCCLP directly bills under section 3.4.2(c). Sprint PCS will bill to Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Reseller Customers in the Service Area, except for items SCCLP directly bills under section
         3.4.2(c).

                                       19

                  If Sprint Corporation no longer has its "PCS" tracking stock,
         Sprint PCS will include the volume of long-distance telephony services of Manager and Other Managers with the volume of Sprint PCS when negotiating the Sprint PCS rate with the long distance division of
         Sprint Corporation (currently SCCLP). The long distance division will continue to provide long-distance telephony services to Sprint PCS for a price and upon terms based on the same relevant factors described in the preceding paragraph and in the same manner that it has under the present tracking stock policy.

                  (c) Call routing. Manager, acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that this capacity can be obtained on terms more favorable to Manager (acting as a single purchaser).
         SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

                  (d) Pre-existing agreement. If before the date Addendum V to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum V, then the requirements of this section 3.4.2 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.4.2 do apply from and after the termination.

                  (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than "Sprint" or selling minutes to end users under a brand other than "Sprint". Manager may engage in the following activities
         (i.e., these activities are not treated as resale of long-distance telephony services):

                     (1) the transport of long-distance calls for Customers
             under section 3.4.2(a),

                     (2) the transport of long-distance calls for resellers
             under section 3.5, and

                     (3) the transport of long-distance calls for roaming under section 4.3.

                                       20

         12. VOLUNTARY RESALE OF PRODUCTS AND SERVICES [NEW]. Section 10 of
Addendum IV is deleted. Schedule 1 attached to this Addendum replaces and supersedes the heading, preamble, general terms and all attachments to the
Program Requirement 3.5.2 dated August 13, 2002, which is labeled "Exhibit 3.5.2
Program Requirement for Voluntary Resale of Products and Services By Voluntary
Resellers Under the Private Label Solutions Program". Program Requirement 3.5.2
- VMU which is labeled "Exhibit 3.5.2 - VMU Program Requirements for Voluntary
Resale of Products and Services by Virgin Mobile USA, LLC (version 7/07/02)"
continues in effect, as amended from time to time, except its label is amended to read "Program Requirement 3.5.2 - VMU Program Requirements for Resale of
Products and Services By Virgin Mobile USA, LLC (version 7/07/02)".

         Section 3.5.2 to the Management Agreement is amended and restated in its entirety to read as follows:

                  3.5.2 RESALE OF PRODUCTS AND SERVICES. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS
         Products and Services under brand names other than the Brands, except
         Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services
         (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS. Other terms of the resale program are governed by Program Requirement 3.5.2.

                  Manager will continue to participate in any resale
         arrangements that, before April 1, 2004, Manager had opted into under the Program Requirement 3.5.2, effective as of January 1, 2004, and before the amendment to the Program Requirement 3.5.2 by this Addendum, except that those resale arrangements will be governed by Program
         Requirement 3.5.2 as amended by this Addendum. Compensation for
         Manager's participation in these resale arrangements will be paid to
         Manager in accordance with section 10.4.1.1(a)(i) of this agreement, unless compensation was otherwise negotiated between Manager and Sprint
         PCS (e.g., Virgin Mobile USA).

                  Manager will participate in all resale arrangements entered into, renewed or extended during the Required Resale Participation
         Period (regardless of whether Manager was participating in the resale arrangement on or before April 1, 2004) in all cases with compensation being paid to Manager as set forth in section 10.4.1.1(a)(ii) or (iii), whichever is applicable. Additionally, Manager will continue to support resale arrangements entered into, renewed or extended during the
         Required Resale Participation Period to the end of their respective terms. Sprint PCS agrees that the compensation, payment and other terms and conditions under each resale arrangement entered into, renewed or extended during the Required Resale Participation Period will be the same as the compensation,

                                       21

         payment and other terms and conditions applicable to Sprint PCS and each Other Manager with respect to such reseller.

                  The resale arrangement between Sprint PCS and Virgin Mobile
         USA will be treated as a new resale arrangement and subject to the compensation set forth in section 10.4.1.1(a)(ii) or (iii), whichever is applicable, if continued after the expiration of the initial term of the arrangement.

                  Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

         13. INTRA-LATA CALLS AND BACKHAUL SERVICES [ADDM VI, SS.13].
Section 3.7 is amended and restated in its entirety to read as follows:

                  3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, acting as a single purchaser, may purchase capacity (including private line capacity) from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors.

                  Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for intra-LATA calls and backhaul services for the Service Area Network if:

                                    (i) Manager decides to use third parties for
                           intra-LATA calls and backhaul services rather than
                           self-provisioning the capacity or purchasing the
                           capacity from Related Parties of Manager, and

                                    (ii) Sprint PCS or one of its Related
                           Parties has provided evidence to Manager that SCCLP
                           or one of its Related Parties has facilities to
                           provide the capacity requested.

         Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related
         Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for intra-LATA calls and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from
         Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if
         Sprint PCS or one of its Related Parties offers Manager pricing and other terms for intra-LATA calls and backhaul services for the Service
         Area Network that matches the terms, including pricing, or is better than the terms and lower than the pricing offered by

                                       22

         the third party. For purposes of this section 3.7, the term "backhaul"
         means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

                  If Manager has an agreement for these services in effect as of the date Addendum V is signed and the agreement was not made in anticipation of this agreement or Addendum V, then the requirements of this section 3.7 do not apply during the term of the other agreement.
         If the other agreement terminates for any reason, then the requirements of this section 3.7 do apply from and after the termination.

         14. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS
[ADDM VI, SS.14]. The second paragraph of section 4.3 is amended to read as follows:

                  Section 10.4.1 sets forth the settlement process that
         distributes between the members making up the Sprint PCS Network (i.e.,
         Sprint PCS, Manager and all Other Managers) a fee for use of the Sprint
         PCS Network and the Service Area Network (the "INTER SERVICE AREA
         FEE").

         15. CHANGES TO PROGRAM REQUIREMENTS [ADDM VI, SS.15]. (a) The first sentence of section 9.2(e) is amended to read as follows:

                  Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS, subject to the terms of section 9.3.

         (b) Section 9.3 is amended to read as follows:

                  9.3  MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM
         REQUIREMENTS.

                  9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT
         IMPLEMENTATION. Manager has the right to decline to implement any new
         Program Requirement or any change to any existing Program Requirement
         (a "PROGRAM REQUIREMENT CHANGE") if Manager determines that any such
         Program Requirement Change, other than a change involving Sprint PCS
         National or Regional Distribution Program Requirements, will have an adverse impact on Manager that meets or exceeds the parameters set forth below in subparagraphs (a) through (d). For purposes of this section 9.3 a Program Requirement Change will include any change in any
         "guidelines," "policies," "standards" or "specifications" proposed by
         Sprint PCS under this agreement, the Services Agreement or either of the Trademark License Agreements, and the exercise by Sprint PCS of any unilateral right under those agreements, except changes to the
         Trademark Usage Guidelines, the Marketing Communications Guidelines, or
         the definition of Sprint PCS Products and Services (other than the pricing of those products and services, i.e. pricing is a Program
         Requirement

                                       23

         Change). If Manager determines to decline to implement any Program
         Requirement Change, other than a change involving a national distribution program, then Manager must, within 10 days after Sprint
         PCS provides Manager with notice of the Program Requirement Change, give Sprint PCS (i) a written assessment of the impact of the Program
         Requirement Change on Manager using the parameters set forth in subparagraphs (a) through (d) below, and (ii) written notice that
         Manager declines to implement the Program Requirement Change. Manager may, without being deemed in default of this agreement, decline to implement any Program Requirement Change that will:

                  (a) individually cause the combined peak negative cash flow of the Alamosa Managers to be an amount greater than 3% of Alamosa
         Holdings, Inc.'s Enterprise Value; or

                  (b) when combined with the original assessments made in
         accordance with section 9.3.1(a) of all other Program Requirement
         Changes that Sprint PCS announced and the Alamosa Managers agreed to implement, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of the Alamosa Managers to be an amount greater than 5% of Alamosa Holdings, Inc.'s Enterprise
         Value; or

                  (c) individually cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers'
         appropriate discount rate) of more than 3% on a combined net present value basis; or

                   (d) when combined with the original assessments made in
         accordance with section 9.3.1(c) of all other Program Requirement
         Changes that Sprint PCS announced and Manager agreed to implement, both within the preceding 12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the
         Alamosa Managers' appropriate discount rate) of more than 5% on a combined net present value basis.

                  Manager may discuss with Sprint PCS in the manner described in section 9.7(c) any change that does not meet or exceed the parameters set forth in this section 9.3.1, except any change involving Sprint PCS
         National or Regional Distribution Program Requirements.

                  9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint
         PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the
         Program Requirement Change if Sprint PCS fails to notify

                                       24

         Manager of any disagreement within such 10-day period unless Sprint PCS elects to require such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial
         Officers if Sprint PCS disagrees with Manager's assessment and the parties are unable to agree on the assumptions and methodology within
         20 days after Sprint PCS notifies Manager of the disagreement.

                  The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT
         BANKER") to determine whether the implementation of the Program
         Requirement Change will exceed one of the parameters if Sprint PCS and
         Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies
         Manager of the disagreement. The American Arbitration Association will select the Investment Banker if the parties do not select the
         Investment Banker within 50 days after Sprint PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker;
         except that any Investment Banker selected by the American Arbitration
         Association, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. Sprint
         PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker. The Investment Banker will have 20 days from the date of engagement to make its decision.

                   Manager will pay any Investment Banker's fees and implement the Program Requirement Change if the parties agree or the Investment
         Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

                  9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the
         Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

                                       25

                  9.3.4  CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING
         PROGRAM Requirements. Manager will implement a Program Requirement
         Change in the manner requested by Sprint PCS that

                           (i) relates to a pricing plan under section 4.4 or
                  roaming program and

                           (ii) Sprint PCS reasonably determines must be
                  implemented on an immediate or expedited basis to respond to competitive market forces,

         notwithstanding Manager's determination that implementation of the
         Program Requirement Change will have an adverse impact on Manager that meets or exceeds the parameters set forth in section 9.3.1. Manager's implementation of the Program Requirement Change will not adversely affect Manager's right to object to the implementation of the Program
         Requirement Change. Manager will continue to comply with the Program
         Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1. If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the Program Requirement Change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to (i) continue to comply with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1 or
         (ii) terminate its continued compliance with the Program Requirement
         Change and compensate Manager in the amount necessary to reimburse
         Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement
         Change net of any benefit received by Manager. Manager cannot terminate its continued compliance if Sprint PCS elects to require Manager's continued compliance with the Program Requirement Change under section
         9.3.3 above.

         (c)      A new section 9.7 is added to the Management Agreement:

                  9.7      MANDATORY REQUIREMENTS; UNILATERAL CHANGES.

                  (a) Any "guidelines," "policies," "standards" or
         "specifications" previously issued by Sprint PCS are mandatory requirements with which Manager, the Other Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in
         Article 9 of this

                                       26

         agreement), unless otherwise identified by Sprint PCS within 120 days after the date of Addendum V.

                  (b) Any changes to or new "guidelines," "policies,"
         "standards" or "specifications" proposed by Sprint PCS under this agreement, the Services Agreement or either of the Trademark License
         Agreements are mandatory requirements with which Manager, the Other
         Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in Article 9 of this agreement). Sprint PCS will when issuing them reference the applicable section of this agreement, the Services Agreement, the Trademark License Agreements and
         if applicable, the Program Requirement to which they relate.

                  (c) Sprint PCS and Manager will in good faith attempt to
         mutually agree on how to mitigate the adverse economic impact on
         Manager of the exercise of any unilateral right of Sprint PCS under this agreement, the Services Agreement and either Trademark License
         Agreement to the extent Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving Sprint PCS National or Regional
         Distribution Program Requirements. For purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint
         PCS Products and Services had an adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

         (d) A new section 9.8 is added to the Management Agreement.

                      9.8  BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENT.

                      Manager will be in material breach of a material term and
         Sprint PCS may exercise its rights under section 11 if Manager declines to implement a Program Requirement when required to do so under this agreement.

         16.      FEES [ADDM VI, SS.16; REVISED BY THIS ADDENDUM]. (a) Article
10 of the Management Agreement is amended and restated in its entirety to read as follows:

                                    10. FEES

                                       27

                  10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section
         10. The amounts that Sprint PCS is paid or retains are for all obligations of Manager under this agreement. Many of the definitions for the fees in section 10.2 are found in section 10.3.

                  10.2     FEES.

                           10.2.1   FEE BASED ON BILLED REVENUE. Sprint PCS will
         pay to Manager the Fee Based on Billed Revenue as determined in this section 10.2.1.

                           "BILLED REVENUE" is all customer account activity
         (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated
         (the "BILLED MONTH") for Sprint PCS Products and Services related to all Customer accounts within a customer service area ("CSA") assigned to the Service Area, except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in sections 10.2.3 through 10.2.6, 10.4 and 10.8), (iii) amounts collected from Customers and paid to governmental or regulatory authorities
         (e.g., Customer Taxes and USF Charges), and (iv) other amounts identified in this agreement as not included in Billed Revenue (these
         Customer accounts being "MANAGER ACCOUNTS").

                           Billed Revenue does not include new activity billed
         to the Customer solely to recover costs incurred by Sprint PCS, Manager or both related solely to such new activity. Manager and Sprint PCS will share the revenues from this billing in proportion to the costs they incur.

                           For purposes of clarification, the parties have in
         place procedures to assign Customers to CSAs and expect those procedures to remain in place after the Effective Date.

                           If Sprint PCS or Manager develops products or
         services that bundle Sprint PCS Products and Services with other products or services (e.g., local service or broadband wireline service), then Sprint PCS and Manager will use commercially reasonable efforts to agree on the proper allocation of revenue, bad debt expenses, credits and promotions for the bundled products and services.

                           Sprint PCS will reasonably determine the amount of
         credits applied to Manager Accounts during the Billed Month ("CUSTOMER
         CREDITS").

                           "NET BILLED REVENUE" for a Billed Month is the amount
         of the Billed Revenue less the Customer Credits.

                                       28

                           The "FEE BASED ON BILLED REVENUE" for a Billed Month
         is equal to 92% of (a) Net Billed Revenue, less (b) the Allocated
         Write-offs for Net Billed Revenue.

                           10.2.2 OUTBOUND ROAMING FEE. Sprint PCS will pay to
         Manager a fee equal to the amount of Outbound Roaming Fees that Sprint
         PCS or its Related Parties bills to Manager Accounts, less the
         Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator for Outbound Roaming.

                           10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay
         to Manager a fee equal to a portion of the E911 Phase II Surcharges
         (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt)
         billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of
         E911 Phase II Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with
         Phase II of the E911 requirements. Sprint PCS will determine from time to time the rate billed to Customers related to Phase II E911 and the portion payable to Manager.

                           10.2.4 WIRELESS LOCAL NUMBER PORTABILITY SURCHARGES.
         Sprint PCS will pay to Manager a fee equal to a portion of the Wireless
         Local Number Portability Surcharges ("WLNP SURCHARGES") billed during the Billed Month to Customers with an NPA-NXX assigned to the Service
         Area, less the Allocated Write-offs for that portion of the WLNP
         Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Wireless
         Local Number Portability requirements. Sprint PCS will determine from time to time the rate billed to Customers related to WLNP Surcharges and the portion payable to Manager.

                           10.2.5 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will
         apply as a credit to any other fees under this section 10.2 owing by
         Sprint PCS to Manager an amount equal to the amount of the Customer
         Equipment Credits less the Allocated Write-offs for Customer Equipment
         Credits.

                           10.2.6 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES.
         Sprint PCS will apply as a credit to any other fees under this section
         10.2

                                       29

         owing by Sprint PCS to Manager an amount equal to the amount of the
         Allocated Write-offs for Customer Equipment Charges.

                  10.3  DEFINITIONS USED IN FEE CALCULATIONS

                           10.3.1 WRITE-OFFS. Sprint PCS will determine the
         amounts written off net of deposits applied (the "WRITE-OFFS") in the
         Sprint PCS billing system during the Billed Month relating to Manager
         Accounts.

                           10.3.2 BILLED COMPONENTS. Each of the following
         amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the "BILLED COMPONENTS".

                           10.3.2.1 Net Billed Revenue. The amount determined as
         described in section 10.2.1.

                           10.3.2.2 Customer Equipment Credits. The reductions
         of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as
         "CUSTOMER EQUIPMENT Credits". This is a negative amount that reduces the Amount Billed (Net of Customer Credits).

                           10.3.2.3 100% Affiliate Retained Amounts. The amounts
         referred to as "100% Affiliate Retained Amounts" on Exhibit 10.3, to
         which Manager is entitled to 100% of the amounts that Customers are billed for such items.

                           10.3.2.4 100% Sprint PCS Retained Amounts. The
         amounts referred to as "100% Sprint PCS Retained Amounts" on Exhibit
         10.3, to which Sprint PCS is entitled to 100% of the amounts that
         Customers are billed for such items.

                           10.3.2.5 Customer Equipment Charges. The amounts that
         Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT
         CHARGES".

                           10.3.2.6 E911 Phase II Surcharges. The amounts that
         Sprint PCS bills to Manager Accounts to recover all costs related to
         Phase II E911 functionality are referred to as "E911 PHASE II
         SURCHARGES".

                           10.3.2.7 USF Charges. The amounts that Sprint PCS
         bills to Manager Accounts relating to Universal Service Funds are referred to as "USF CHARGES".

                                       30

                           10.3.2.8 WLNP Surcharges. The amounts that Sprint PCS
         bills to Manager Accounts to recover costs related to WLNP activities.

                           10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The
         "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the Billed Components.

                           10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED
         WRITE-OFFS" for all or a portion of a Billed Component in a Billed
         Month is the Write-offs for the Billed Month times the amount of the
         Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

                           10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager
         will pay to each other the fees and payments described below:

                           10.4.1 INTER SERVICE AREA FEES AND RESELLER CUSTOMER
         FEES.

                                   10.4.1.1 Inter Service Area Fee and Reseller
         Customer Fee Paid. Manager will pay to Sprint PCS an Inter Service Area
         Fee as set forth in this section 10.4.1 for each billed minute or kilobyte of use that a Customer with an NPA-NXX assigned to the Service
         Area uses a portion of the Sprint PCS Network other than the Service
         Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute or kilobyte of use that a Customer whose NPA-NXX is not assigned to the Service Area Network uses the Service Area
         Network.

                           (a) Sprint PCS will pay to Manager the fees set forth
                  in this Section 10.4.1 for each billed minute or kilobyte of use that a Reseller Customer uses the Service Area Network unless otherwise negotiated (such fees are referred to in this agreement as "RESELLER CUSTOMER FEES"):

                                    (i) with respect to arrangements between
                           Sprint PCS and resellers in existence as of April 1,
                           2004, that Manager has opted into, other than Virgin
                           Mobile USA, the amount of fees set forth in
                           subsections 10.4.1.2 and 10.4.1.3, and with respect
                           to Virgin Mobile USA, the amount of fees set forth in
                           Program Requirement 3.5.2 - VMU; except, that the
                           resale arrangement between Sprint PCS and Virgin
                           Mobile USA will each be treated as a new resale
                           arrangement and subject to the compensation set forth
                           in section 10.4.1.1(a)(ii) or (iii), whichever is
                           applicable, if continued after the expiration of the
                           initial term of the arrangement;

                                       31

                                    (ii) with respect to arrangements between
                           Sprint PCS and resellers that are entered into after
                           April 1, 2004 and before January 1, 2007, or that are
                           renewed or extended during that period, the amount of
                           fees collected by Sprint PCS from the resellers as
                           payment for the Reseller Customer's use of the
                           Service Area Network; and

                                    (iii) with respect to arrangements between
                           Sprint PCS and resellers that are entered into,
                           renewed or extended during the three-year period
                           beginning on January 1, 2007, or a subsequent
                           three-year period beginning on the third anniversary
                           of the beginning of the previous three-year period,
                           the amount of fees determined as described in section
                           10.4.1.1(c).

                           (b) With respect to resale arrangements described in
                  section 10.4.1.1(a)(ii), Sprint PCS will give Manager
                  Manager's proportional share of (i) any cash payments, in
                  addition to the reseller rate, relating specifically to the resale arrangements (other than those cash payments for
                  reimbursement of expenses incurred to implement the resale arrangement), and (ii) to the extent reasonably able to be made available to Manager, non-cash payments relating
                  specifically to the resale arrangements. For purposes of
                  clarification, payments made to Sprint PCS by the other party to a resale arrangement to reimburse Sprint PCS for actual costs incurred to implement some aspect of the resale
                  arrangement are not cash or non-cash payments subject to this section. Each resale arrangement will provide that the other party to the resale arrangement will reimburse Manager for
                  Manager's actual costs incurred to implement the resale
                  arrangement if (A) Sprint PCS obtains from the other party to the resale arrangement a commitment for that party to
                  reimburse Sprint PCS for Sprint PCS' actual costs of
                  implementing the resale arrangement and (B) Sprint PCS
                  reasonably expects Manager to incur actual costs in
                  implementing the resale arrangement for the reseller.

                           If the reseller is a Related Party of Sprint PCS,
                  then Sprint PCS, Manager and all Other Managers must agree on the Reseller Customer Fee to be paid by Sprint PCS to Manager and all Other Managers and any proportional sharing of any other cash and non-cash payments. If Manager does not so agree in writing with any such reseller arrangement with a Related
                  Party of Sprint PCS, then Manager will have no obligation to opt into or support such reseller arrangement.

                           (c)   For each three-year period described in section
                  10.4.1.1(a)(iii):

                                       32

                                    (i) Sprint PCS will give Manager proposed
                           terms, fees and conditions applicable to Manager's
                           participation in resale arrangements by October 31 of
                           the calendar year before the calendar year in which
                           the then current reseller period ends (e.g., the
                           initial reseller period ends on December 31, 2006 so
                           the amount has to be presented by October 31, 2005).
                           Manager's representative and the Sprint PCS
                           representative will begin discussions regarding the
                           proposed terms, fees and conditions applicable to
                           Manager's participation in resale arrangements within
                           20 days after Manager receives the proposed terms,
                           fees and conditions applicable to Manager's
                           participation in resale arrangements from Sprint PCS.

                                    (ii) If the parties do not agree on the new
                           terms, fees and conditions applicable to Manager's
                           participation in resale arrangements within 30 days
                           after the discussions begin, then Manager may
                           escalate the discussion to the Sprint PCS Chief
                           Financial Officer or Sprint Spectrum may escalate the
                           discussion to Manager's Chief Executive Officer or
                           Chief Financial Officer.

                                    (iii) If the parties cannot agree on the new
                           terms, fees and conditions applicable to Manager's
                           participation in resale arrangements through the
                           escalation process within 20 days after the
                           escalation process begins, then without Manager's
                           prior written consent, Manager will not be required
                           to participate in any resale arrangement that is
                           entered into by Sprint PCS, or renewed or extended,
                           after the Required Resale Participation Period.
                           Manager will, however, continue to allow resellers
                           with executed contracts under resale arrangements
                           existing prior to or entered into, renewed or
                           extended during the Required Resale Participation
                           Period, with which Manager opted into or was required
                           to participate under this Agreement, to activate
                           subscribers with an NPA-NXX assigned to Manager's
                           Service Area and support such resellers throughout
                           the then remaining term of their resale arrangement
                           with Sprint PCS, including any applicable renewal
                           terms and phase out periods. Manager will continue to
                           receive Reseller Customer Fees with respect to such
                           resale arrangements at the same rates in effect at
                           the end of the Required Resale Participation Period.

                           Sprint PCS may not amend, modify or change in any
         manner the Inter Service Area Fees between Sprint PCS and Manager or
         Reseller Customer Fees and other matters set forth in this section
         10.4.1

                                       33

         without Manager's prior written consent, except as expressly provided in this section. For purposes of clarification, the parties do not intend the above sentence to limit Sprint PCS' ability to negotiate fees with resellers.

                           Sprint PCS will not be obligated to pay Manager those
         Inter Service Area Fees not received by Sprint PCS from an Other
         Manager who is a debtor in a bankruptcy proceeding with respect to
         Inter Service Area Fees that Sprint PCS owes Manager because of CSAs assigned to such Other Manager's Service Area traveling in the Service
         Area. For clarification purposes, Sprint PCS does not have to advance the Inter Service Area Fees for the Other Manager who is involved in the bankruptcy proceeding to Manager, to the extent that the Other
         Manager fails to pay the Inter Service Area Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to Sprint PCS.

                           If relief is ordered under title 11 of the United
         States Code for an Other Manager or an Other Manager files a voluntary petition for relief under title 11 of the United States Code and such
         Other Manager fails to pay to Sprint PCS amounts that such Other
         Manager owes to Sprint PCS with respect to the Inter Service Area Fees for travel into Manager's Service Area, Sprint PCS will immediately assign to Manager all of its claims and rights as a creditor of such
         Other Manager for those amounts owed with respect to Inter Service Area
         Fees for travel in Manager's Service Area. Sprint PCS agrees to take all actions necessary to effect this assignment of rights to Manager, and further agrees that Manager will not be responsible for any expenses related to such assignment. If Sprint PCS receives any amounts from an Other Manager involved in a bankruptcy proceeding with respect to Inter Service Area Fees for travel into the Service Area, Sprint PCS will immediately remit those amounts to Manager. If relief is ordered under title 11 of the United States Code for Sprint PCS or Sprint PCS
         files a voluntary petition for relief under title 11 of the United
         States Code, then Sprint PCS will be deemed a trustee for Manager's benefit with respect to any Inter Service Area Fees that Sprint PCS collects from Other Managers for travel into Manager's Service Area, and Sprint PCS has no rights to Manager's portion of such Inter Service
         Area Fees.

                           Manager acknowledges that if the manner in which the
         CSAs are assigned changes because of changes in the manner in which the
         NPA-NXX is utilized, the manner in which the Inter Service Area Fees and Reseller Customer Fees, if any, will be calculated might be changed accordingly.

                                    10.4.1.2 Voice and 2G Data Rate. The amount
         of the Inter Service Area Voice and 2G Data Fee and Reseller

                                       34

         Customer Voice and 2G Data Fee for arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                           (a) The Inter Service Area Voice and 2G Data Fee for
                  each billed minute of use that a Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be $0.058 from the Effective Date to December 31, 2006.

                           (b) For each calendar year during the Term of this
                  agreement beginning January 1, 2007, the Inter Service Area
                  Voice and 2G Data Fee for each billed minute of use that a
                  Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be an amount equal to 90% of
                  Sprint PCS' Retail Yield for Voice and 2G Data Usage for the
                  previous calendar year; provided that such amount for any
                  period will not be less than Manager's network costs
                  (including a reasonable return using Manager's weighted
                  average cost of capital applied against Manager's net
                  investment in the Service Area Network) to provide the
                  services that are subject to the Inter Service Area Voice and
                  2G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in section 10.4.1.3(b).

                                    10.4.1.33G Data Rate. The amount of the
         Inter Service Area 3G Data Fee and Reseller Customer 3G Data Fee for
         arrangements between Sprint PCS and resellers in existence as of April
         1, 2004, will be as follows:

                           (a) From the Effective Date to December 31, 2006
                  ("INITIAL 3G DATA FEE PERIOD"), the Inter Service Area 3G Data
                  Fee for each kilobyte of use that a Customer uses an Away
                  Network and the Reseller Customer 3G Data Fee for each
                  kilobyte of use that a Reseller Customer uses the Service Area
                  Network, will be $0.0020; except with respect to Sprint 3G
                  Data Service as defined and set out in the Program Requirement
                  3.5.2.

                           (b) The parties will reset the Inter Service Area 3G
                  Data Fee and the Reseller Customer 3G Data Fee after the
                  Initial 3G Data Fee Period ends. The Inter Service Area 3G
                  Data Fee and the Reseller Customer 3G Data Fee will be based on an appropriate discount from the Sprint PCS Retail Yield for 3G Data Usage for the previous calendar year to be
                  negotiated before December 31, 2006. Each subsequent fee
                  period will last three years with, for example, the second pricing period beginning on January 1, 2007 and ending on
                  December 31, 2009.

                                       35

                           The process for resetting the fees is as follows:

                                    (i) Sprint PCS will give Manager a proposal
                           for the appropriate discount from the Sprint PCS
                           Retail Yield for 3G Data Usage by March 31 of the
                           final year of the then current pricing period.
                           Manager's representative and the Sprint PCS
                           representative will begin discussions regarding the
                           proposed schedule of fees within 20 days after
                           Manager receives the proposed schedule of fees from
                           Sprint PCS.

                                    (ii) Manager may escalate the discussion to
                           the Chief Financial Officer of Sprint PCS or Sprint
                           PCS may escalate the discussion to Manager's Chief
                           Executive Officer or Chief Financial Officer if the
                           parties do not agree on a new schedule of fees within
                           30 days after the discussions begin.

                                    (iii) If the parties cannot agree on a new
                           schedule of fees within 20 days after a party
                           escalates the discussion, then Manager may either
                           agree to the fees set forth in the Inter Service Area
                           3G Data Fee and Reseller Customer 3G Data Fee
                           proposal or submit the determination of the Inter
                           Service Area 3G Data Fee and Reseller Customer 3G
                           Data Fee to binding arbitration based on a
                           market-rate determination of an appropriate Inter
                           Service Area 3G Data Fee and Reseller Customer 3G
                           Data Fee in accordance with section 14.2, excluding
                           the escalation process set forth in section 14.1.

                                    (iv) If Manager submits the matter to
                           arbitration the fees that Sprint PCS proposed will
                           apply starting after December 31 of the first year of
                           the appropriate period as described in section
                           10.4.1.4 and will continue in effect unless modified
                           by the final decision of the arbitrator. If the
                           arbitrator imposes a fee different than the ones in
                           effect the new fees will be applied as if in effect
                           after December 31 of the first year of the
                           appropriate period as described in section 10.4.1.4
                           and if on application of the new fees one party owes
                           the other party any amount after taking into account
                           payments the parties have already made then the owing
                           party will pay the other party within 30 days of the
                           date of the final arbitration order.

                                    10.4.1.4 Rate Changes - Effective Date. All
         rate changes related to Inter Service Area Fees and Reseller Customer
         Fees will be applied to all activity in a bill cycle regardless of when the

                                       36

         activity occurred, if the bill cycle ends after the effective date of the rate change.

                                    10.4.1.5 Long Distance. The long distance
         rates associated with the Inter Service Area and Reseller Customer usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

                           10.4.2 INTERCONNECT FEES. Manager will pay to Sprint
         PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

                           10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. Sprint
         PCS will pay Manager 92% of any terminating or originating access fees
         Sprint PCS collects from an IXC that are not subject to refund or dispute (but it will not be Billed Revenue). For purposes of clarification, Sprint Corporation's Related Parties are obligated to pay terminating access to Sprint PCS only if MCI and AT&T pay terminating or originating access to Sprint PCS. At the Effective Date of Addendum V, neither MCI nor AT&T pays terminating access to Sprint
         PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that
         Sprint PCS has limited ability to require IXCs to pay access fees.

                           10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one
         party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party, if the paying party identifies the mistake and notifies the receiving party within 9 calendar months after the date on which the paying party makes the mistaken payment.

                  10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges payable by Sprint PCS to Manager.

                  Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate and personal property that Manager owns or uses in fulfilling its obligations under this agreement.

                  Manager is responsible for paying all sales, use or similar taxes on the purchase and use of its equipment, advertising and other goods or services in connection with this agreement.

                                       37

                  Sprint PCS will be solely responsible for remitting to
         government agencies or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management Agreement. As a consequence of this
         responsibility, Sprint PCS is entitled to 100% of any amounts that
         Manager, Sprint PCS or their Related Parties receives from Customers
         (including Customers whose NPA-NXX is assigned to the Service Area)
         relating to these fees or other amounts.

                  10.6    UNIVERSAL SERVICE FUNDS.

                           10.6.1 PAID BY GOVERNMENT. Manager is entitled to
         100% of any federal and state subsidy funds (the "SUBSIDY FUNDS"), including Universal Service Funds, that Manager or Sprint PCS receives from government disbursements based on customers with mailing addresses located in the Service Area and with NPA-NXXs assigned to the Service
         Area, or such other method then in effect under the rules of the FCC,
         Universal Service Administrative Company or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to Eligible Telecommunications Carriers ("ETC")
         serving in high cost areas or providing services to low income individuals. Sprint PCS will file on behalf of itself or Manager appropriate ETC documentation in those jurisdictions in which Sprint
         PCS determines to make the filing.

                  If Manager asks Sprint PCS to make a filing in a jurisdiction and Sprint PCS reasonably determines not to make the filing because making the filing is detrimental to Sprint's best interests, then
         Sprint does not have to make the filing. If Manager disagrees with the reasonableness of Sprint PCS' determination not to make the filing, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section
         14.1.

                  If the process set forth in the previous paragraph results in
         Sprint PCS making a filing, Manager will pay all of Sprint PCS'
         reasonable out-of-pocket costs associated with the filing and any compliance obligations that arise from the filing or that are imposed by the jurisdiction in which the filing is made (e.g. filing fees, legal fees, expert witness retention, universal lifeline service, enhancing customer care quality, and including, without limitation, network upgrades). Sprint PCS will remit to Manager 50% of any Subsidy
         Funds that Sprint PCS receives from filings Sprint PCS is required to make under the preceding paragraph that are not payable to Manager under the first paragraph of this section 10.6.1, until the aggregate amount of the payments to Manager under this sentence equals 50% of the amount Manager has paid Sprint PCS under the preceding sentence.

                                       38

                  All Subsidy Funds received must be used to support the
         provision, maintenance and upgrading of facilities and services for which the funds are intended. Sprint PCS will attempt to recover from the appropriate governmental authority Subsidy Funds and will remit the appropriate recoveries to Manager.

                           10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely
         responsible for remitting to government agencies or their designees, including but not limited to the Universal Service Administrative
         Company, all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that
         Manager, Sprint PCS or their Related Parties receives from Customers
         (including Customers whose NPA-NXX is assigned to the Service Area)
         relating to the Universal Service Funds.

                  10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to
         100% of the amounts that Customers pay for participating in any equipment replacement program billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses that Sprint PCS or any Sprint PCS Related Party incurs in connection with any such equipment replacement program.

                  10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories that Manager sold or leased, subject to the equipment settlement process in section 4.1.2.

                  10.9 PHASE I E911. Sprint PCS is entitled to collect 100% of the E911 Phase I Surcharges (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

                  10.10 MANAGER DEPOSITS INTO RETAIL BANK ACCOUNTS. Each
         Business Day, Manager will deposit into bank accounts and authorize
         Sprint PCS or a Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint
         PCS and its Related Parties for Sprint PCS Products and Services.
         Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts that Sprint PCS designates. Manager will also provide the daily reports of the amounts collected that
         Sprint PCS requires. Manager will not make any changes to the authorizations and designations Sprint PCS designates for the bank accounts without Sprint PCS' prior written consent.

                                       39

                  10.11    MONTHLY STATEMENTS.

                           10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS
         will determine the amount payable to or due from Manager for a Billed
         Month under section 10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related
         Parties under this agreement and the Services Agreement, and the net amount payable to or due from Manager.

                           10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a
         monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement and the
         Services Agreement, and the net amount payable to Manager.

                           10.11.3 THIRD PARTY CHARGES. Sprint PCS will include
         any third party charges on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge. Sprint PCS' failure to include these charges on Manager's statements within the three calendar month-period will mean that Sprint PCS cannot collect those third party charges from
         Manager.

                  10.12    PAYMENTS.

                           10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the
         amount payable to Manager for a Billed Month under section 10.2 in equal weekly payments on consecutive Thursdays beginning the second
         Thursday of the calendar month following the Billed Month and ending on the first Thursday of the second calendar month after the Billed Month.
         If Sprint PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month.
         Sprint PCS will use reasonable efforts to true-up within 10 Business
         Days after the date on which Sprint PCS made the estimated weekly payment.

                           10.12.2 MONTHLY PAYMENTS. The amounts payable to
         Manager and Sprint PCS and its Related Parties under this agreement and the Services Agreement, other than the payments described in section
         10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

                                       40

                           10.12.3 TRANSITION OF PAYMENT METHODS. (a) Sprint PCS
         and Manager wish to conduct an orderly transition from making weekly payments to Manager based on Collected Revenues to weekly payments based on Billed Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Effective
         Date of Addendum V (the "TRANSITION DATE"). The weekly amounts paid to
         Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected
         Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the Billed Revenue method described in this section
         10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the
         Transition Date an amount calculated as described below in section
         10.12.3(b).

                           (b) Sprint PCS will apply the estimated collection
         percentages that Sprint PCS uses before the Transition Date to the gross accounts receivable aging categories for Customers with an
         NPA-NXX assigned to the Service Area as of the close of business on the day before the Transition Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition Date and ending the first Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition Date any Collected
         Revenues received after the Saturday before the Transition Date and before the Transition Date.

                           (c) Sprint PCS will recalculate the estimated
         collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.3(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

                  10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

                                       41

                  Any dispute regarding a statement will be submitted for
         resolution under the dispute resolution process in section 14. The parties must continue to pay to the other party all amounts, except disputed amounts (subject to the next paragraph), owed under this agreement and the Services Agreement during the dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.14, exceeds $1,000,000, and upon the written request of the other party, the party disputing the amount (the
         "DISPUTING PARTY") will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement in a form to be mutually agreed upon by the parties.
         The Disputing Party will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from the other party in accordance with the foregoing. If the Disputing
         Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

                  The escrow agent will be an unrelated third party that is in the business of serving as an escrow agent for or on behalf of financial institutions. The parties will share evenly the escrow agent's fees. The escrow agent will invest and reinvest the escrowed funds in interest-bearing money market accounts or as the parties otherwise agree. The escrow agent will disburse the escrowed funds in the following manner based on the determination made in the dispute resolution process:

                           (a) If the Disputing Party does not owe any of the
                  disputed amounts, then the escrow agent will return all of the escrowed funds to the Disputing Party with the interest earned on the escrowed funds.

                           (b) If the Disputing Party owes all of the disputed
                  amounts, then the escrow agent will disburse all of the
                  escrowed funds with the interest earned on the escrowed funds to the non-disputing party. If the interest earned is less than the amount owed based on the Default Rate, then the
                  Disputing Party will pay the non-disputing party the
                  difference between those amounts.

                           (c) If the Disputing Party owes a portion of the
                  disputed amounts, then the escrow agent will disburse to the non-disputing party the amount owed with interest at the
                  Default Rate from the escrowed funds and disburse the balance of the escrowed funds to the Disputing Party. The Disputing
                  Party will pay the non-disputing party the amount owed for interest at the Default Rate if the amount of the escrowed funds is insufficient.

                                       42

                  Manager and Sprint PCS will take all reasonable actions
         necessary to allow the Disputing Party to continue to reflect the amounts deposited into the escrow account by the Disputing Party as assets in the Disputing Party's financial statements.

                  The parties will use the dispute resolution process under
         section 14.2 of this agreement, excluding the escalation process set forth in section 14.1, if they cannot agree on the form of escrow agreement.

                  The parties agree that, despite this section 10.13, Manager will pay all disputed amounts due to Sprint PCS or any Related Party for fees for CCPU Services and CPGA Services payable under the Services
         Agreement for periods ending on or before December 31, 2006, subject to any other rights and remedies that Manager has under this agreement and the Services Agreement.

                  The dispute of an item in a statement does not stay or
         diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

                  10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT.
         Sprint PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three calendar months after Sprint PCS' receipt of the third party invoice. Sprint
         PCS' failure to include the amount in a statement to Manager within the three calendar month-period will mean that the third party charges will not be collectible from Manager.

                  A party can dispute or correct an amount based on a third
         party invoice only in good faith. Modified invoices received by Sprint
         PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section, so long as the modified statement was revised in good faith and not simply to provide Sprint PCS additional time to resubmit a previous invoice.

                  If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to
         Manager were correct.

                  Any dispute regarding the amount of the third party invoice
         Sprint

                                       43

         PCS attributed to Manager will be submitted for resolution under the dispute resolution process in section 14. Manager must continue to pay to Sprint PCS all amounts, except disputed amounts, owed under this agreement and the Services Agreement during the information gathering and dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.13, exceeds $1,000,000, and upon the written request of Sprint PCS, Manager will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement containing terms similar to the general terms described in section
         10.13 and in a form to be mutually agreed upon by the parties. Manager will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from Sprint PCS in accordance with the foregoing. If Manager complies with the requirements of this paragraph, then none of Sprint PCS or its Related Parties may declare
         Manager in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

                  The dispute of an item in a statement does not stay or
         diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other.

                  10.15 LATE PAYMENTS. Any amount due under this agreement or the Services Agreement without a specified due date will be due 20 days after Manager receives an invoice. Any amount due under this agreement and the Services Agreement (including without limitation any amounts disputed under those agreements that are ultimately determined to be due) that is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the
         Default Rate beginning (and including) the 6th day after the invoice or settlement due date until (and including) the date paid.

                  10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager
         fails to pay any undisputed amount due Sprint PCS or a Related Party of
         Sprint PCS under this agreement, any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, or any disputed amount due to Sprint PCS or a Related Party for fees for
         CCPU Services or CPGA Services payable under the Services Agreement, then 5 days after the payment due date Sprint PCS may setoff against its payments to Manager under this section 10 any such undisputed amount that Manager owes to Sprint PCS or a Related Party of Sprint
         PCS. This right of setoff is in addition to any other right that Sprint
         PCS or a Related Party of Sprint PCS might have under this agreement, the

                                       44

         Services Agreement or any other agreements with Sprint PCS or a Related
         Party of Sprint PCS.

         17. TERMINATION RIGHTS [ADDM VI, SS.17]. Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

         18. NON-TERMINATION OF AGREEMENT [ADDM IV,SS.13]. Sections 11.5.3 and
11.6.4 are replaced with the following paragraphs:

                           11.5.3 MANAGER'S ACTION FOR DAMAGES OR OTHER RELIEF.
         Manager, in accordance with the dispute resolution process in section
         14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

                           11.6.4 SPRINT PCS' ACTION FOR DAMAGES OR OTHER
         RELIEF. Sprint PCS, in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

         19. BUSINESS VALUATION [ADDM IV,SS.21]. A new subsection 11.7.4(f) is added:

                  (f) In the event the Entire Business Value of the Manager is being determined, the entire value of any Operating Asset may be allocated among the Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to that
         Operating Asset in determining the Entire Business Value of the Manager and the Other Affiliates shall not exceed the value of that Operating
         Asset if it were used to calculate only the Manager's Entire Business
         Value (i.e. "double counting" is prohibited).

         20. AUDIT [ADDM VI, SS.20]. Section 12.1.2 is amended and restated in its entirety to read as follows:

                  12.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items excluded from the Fee Based on Billed Revenue), costs, expenses
         (including operating metrics referred to in this agreement and the
         Services Agreement relating to or used in the determination of Inter
         Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA
         Services) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint PCS may each request no more than one audit per year.

                                       45

                           (a) If the audit shows that Sprint PCS was underpaid
                  then, unless the amount is contested, Manager will pay to
                  Sprint PCS the amount of the underpayment within 10 Business
                  Days after Sprint PCS gives Manager written notice of the
                  underpayment determination.

                           (b) If the audit determines that Sprint PCS was
                  overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10
                  Business Days after Manager gives Sprint PCS written notice of the overpayment determination.

                  The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

                  Sprint PCS will provide a report issued in conformity with
         Statement of Auditing Standard No. 70 "Reports on the Processing of
         Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER
         MANAGEMENT REPORT") to Manager annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange Commission, the Public
         Company Accounting Oversight Board or the Financial Accounting
         Standards Board) requires additional assurances beyond SAS 70, then
         Sprint PCS will cooperate with Manager to provide the additional assurances. Sprint PCS' independent auditors will prepare any Type II
         Report or Manager Management Report provided under this section 12.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint
         PCS over Manager Management Processes. "Manager Management Processes"
         include those services generally provided within this agreement, primarily billing and collection of revenues.

         21. SHARING CONFIDENTIAL INFORMATION WITH LENDERS [ADDM IV,SS.14].
Section 12.2(b)(vii) of the Management Agreement is replaced with the following paragraph:

                  (vii) is disclosed by the receiving party to a financial
         institution or accredited investor (as that term is defined in Rule
         501(a) under the Securities Act of 1933) that is considering providing or has provided financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential
         Information

                                       46

         confidential in accordance with an agreement at least as restrictive as section 12.2.

         22. NOTICES [ADDM IV,SS.25 AND ADDM VI, SS.22]. (a) Section 17.1 is
amended and restated in its entirety to read as follows:

                  17.1 NOTICES. (a) Any notice, payment, invoice, demand or
         communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a Program
         Requirement by sending an email that directs Manager to the changed
         Program Requirement on the affiliate intranet website.

                  The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and
         (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement
         Change or a redline comparison between the old Program Requirement and the new Program Requirement.

                  Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must:

                           (A) clearly indicate that intent,

                           (B) state the section(s) of the agreements allegedly
                  breached, and

                           (C) be mailed or sent by overnight courier in the
                  manner described in the first paragraph in this section 17.1.

                  Manager will promptly give Sprint PCS a copy of any notice
         Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any
         Lender. Sprint PCS will promptly give Manager a copy of any notice that
         Sprint PCS receives from the Administrative Agent or any Lender and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

                                       47

                  All notices and other communications given to a party in
         accordance with the provisions of this agreement will be deemed to have been given when received.

         (b)  The parties' notice addresses are as follows:

         For all entities comprising Sprint PCS:

                           Sprint PCS
                           KSOPHJ0212-2A101
                           6130 Sprint Parkway
                           Overland Park, KS  66251
                           Telephone: 913-762-7929
                           Telecopier:  913-523-0539
                           Email: dbotto01@sprintspectrum.com
                           Attention: Vice President - Finance

                  with a copy to:

                           Sprint Law Department
                           KSOPHT0101-Z2020
                           6391 Sprint Parkway
                           Overland Park, KS  66251
                           Telephone:  913-315-9315
                           Telecopier:  913-523-9823
                           Email: john.w.chapman@mail.sprint.com
                           Attention: John Chapman

         For Manager:

                           Southwest PCS, L.P.
                           5225 S. Loop 289
                           Suite 120
                           Lubbock, TX  79424
                           Telephone: 806-722-1100
                           Telecopier: 806-722-1127
                           Email: dsharbutt@alamosapcs.com
                           Attention: David Sharbutt, President

                  with a copy to:

                           Crenshaw, Dupree & Milam, L.L.P.
                           Wells Fargo Center
                           1500 Broadway, 8th Floor
                           Lubbock, Texas 79401
                           Telephone: 806-762-5281
                           Telecopier: 806-762-3510

                                       48

                           Email: JMcCutchin@cdmlaw.com
                           Attention: Jack McCutchin, Jr.

                  and with copies to the following individuals' email addresses if a notice of a Program Requirement Change is sent by email:

                           Kendall W. Cowan, Chief Financial Officer
                           Email: kcowan@alamosapcs.com

                           Stephen A. Richardson, Chief Operating Officer
                           Email: srichardson@alamosapcs.com

                           Loyd I. Rinehart, Senior Vice President of Corporate
                           Finance
                           Email: lrinehart@alamosapcs.com

         23. FORCE  MAJEURE [ADDM VI, SS.23]. The second paragraph of section
17.9.3 is amended and restated in its entirety to read as follows:

                  Neither Manager nor Sprint PCS, as the case may be, is in
         breach of any covenant in this agreement, and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                                    (i) any FCC order or any other injunction
                           that any governmental authority issues that impedes
                           the party's ability to comply with the covenant,

                                    (ii) the failure of any governmental
                           authority to grant any consent, approval, waiver or
                           authorization or any delay on the part of any
                           governmental authority in granting any consent,
                           approval, waiver or authorization,

                                    (iii) the failure of any vendor to deliver
                           in a timely manner any equipment or service, or

                                    (iv) any act of God, act of war or
                           insurrection, riot, fire, accident, explosion, labor
                           unrest, strike, civil unrest, work stoppage,
                           condemnation or any similar cause or event not
                           reasonably within the control of the party.

         24. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS
[ADDM VI, SS.24]. Section 17.12 of the Management Agreement is replaced with the following language:

             17.12 GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF
PROCESS.

                                       49

                           17.12.1 GOVERNING LAW. The internal laws of the State
         of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

                           17.12.2  JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                           (a) Each party hereby irrevocably and unconditionally
                  submits, for itself and its property, to the nonexclusive
                  jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of
                  America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for
                  recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                           (b) Each party hereby irrevocably and unconditionally
                  waives, to the fullest extent it may legally do so, any
                  objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or
                  relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the
                  District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an
                  inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                           (c) Each party irrevocably consents to service of
                  process in the manner provided for the giving of notices
                  pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

         25. TRANSFER OF SPRINT PCS NETWORK [ADDM IV, SS.15]. The first sentence of section 17.15.5 is replaced with the following sentence:

                  In conjunction with the sale of the Sprint PCS Network, Sprint
         PCS may sell, transfer or assign the Sprint PCS Network and any of the
         Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement.

         26. ANNOUNCED TRANSACTIONS [ADDM IV, SS.16].  Section 17.24 is deleted.

                                       50

         27. ADDITIONAL TERMS AND PROVISIONS [ADDM IV,SS.17 AND ADDM VI, SS.27].
Section 17.25 is replaced with the following paragraph:

                  17.25 ADDITIONAL TERMS AND PROVISIONS. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in addenda to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or any of its Related
         Parties under this agreement (e.g., agreements relating to long distance telephone services (section 3.4)) are described on Exhibit
         17.25, and photocopies of any such written agreements have been delivered to Sprint PCS.

         28. FEDERAL CONTRACTOR COMPLIANCE [ADDM IV, SS.18]. A new section
17.28, the text of which is attached as Exhibit A to Addendum IV, is added and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirement of this section 17.28.

         29. CROSS-DEFAULT [ADDM IV,SS.19]. A new section 17.29 is added:

                           17.29 CROSS-DEFAULT. A breach or Event of Termination
                  under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Texas Telecommunications, L.P.,
                  a Texas limited partnership, Alamosa Wisconsin Limited
                  Partnership, a Wisconsin limited partnership, Washington
                  Oregon Wireless LLC, a Delaware limited liability company, or
                  Alamosa Missouri, LLC, a Missouri limited liability company, or their respective successors or assigns (collectively the
                  "OTHER AFFILIATES") also constitutes a breach or Event of
                  Termination, as the case may be, by the Manager of the same provision of the applicable Sprint Agreement to which the
                  Manager is a party, and the Sprint Parties (as that term is defined in the Consent and Agreement) shall have the same
                  rights under the Sprint Agreements and the Consent and
                  Agreement to which the Manager is a party as if the same
                  breach or Event of Termination had occurred under such Sprint
                  Agreement. The Manager has no right to cure any breach or
                  Event of Termination with respect to an Other Affiliate. Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the
                  Consent and Agreement.

         30. PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS
[ADDM IV,SS.20]. A new section 17.30 is added:

                           17.30 PERFORMANCE/PAYMENT OF OTHER AFFILIATES'
                  OBLIGATIONS. To induce the Sprint Parties to enter into the
                  Consent and Agreement with Citicorp, Manager absolutely and

                                       51

                  unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the
                  Consent and Agreement) of the Other Affiliates and their
                  respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint Agreements as they may be amended and modified. Manager agrees that the
                  Sprint Parties shall not be required first to collect from any other guarantor of any such obligation or to proceed against or exhaust any collateral or security for any obligation
                  before requiring Manager to perform or pay the obligation
                  guaranteed under this section. Any Sprint Party may bring suit against Manager without joining the Other Affiliates or any other guarantor. Manager agrees that notice given by a Sprint
                  Party to any Other Affiliate under such Other Affiliate's
                  Sprint Agreements or the Consent and Agreement constitutes notice to the Manager.

         31. FINANCIAL INFORMATION [ADDM VI, SS.31; REVISED BY THIS ADDENDUM]. A
new section 17.31 is added to the Management Agreement:

                  17.31 COPIES OF FINANCIAL INFORMATION. Manager agrees to give
         Sprint PCS a copy of all financial information it gives the
         Administrative Agent or any Lender (as such parties are defined in the
         Consent and Agreement).

                               SERVICES AGREEMENT

         32. NON-EXCLUSIVE SERVICE [ADDM  VI,SS.32]. Section 1.3 of the Services
Agreement is amended and restated in its entirety to read as follows:

                  1.3 NON-EXCLUSIVE SERVICES. Nothing contained in this
         agreement confers upon Manager an exclusive right to any of the
         Services. Sprint Spectrum may contract with others to provide expertise and services identical or similar to those to be made available or provided to Manager under this agreement.

         33. CHANGES TO ARTICLE 2 [ADDM VI, SS.33; REVISED BY THIS ADDENDUM].
Article 2 of the Services Agreement is amended and restated in its entirety to read as follows:

                                   2. SERVICES

                  2.1      SERVICES.

                           2.1.1 SERVICES. Subject to the terms of this
         agreement, through December 31, 2006, Manager will obtain the services set forth on Schedule 2.1.1 attached to this agreement ("SERVICES")
         from Sprint Spectrum in accordance with this section 2.1, and Sprint
         Spectrum will

                                       52

         provide all or none of the Services. For purposes of clarification, as of the Effective Date of Addendum V through December 31, 2006, Sprint
         Spectrum is providing all of the Services to Manager and Sprint
         Spectrum will not provide individual Services.

                           The fees charged for the Services and the process for
         setting the fees charged for the Services are set forth in section 3.2.
         Sprint Spectrum may designate additional Services upon at least 60 days' prior written notice to Manager by providing an amended Schedule
         2.1.1 to Manager in accordance with the provisions of section 9.1.

                           Without Manager's prior written consent, neither
         Sprint Spectrum nor any of its Related Parties will require Manager to pay for:

                           (A) any of those additional CCPU Services or CPGA
         Services to the extent that they are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its
         Related Parties but for which Manager does not pay a separate fee immediately after the Effective Date, or

                           (B) any other additional CCPU Services or CPGA
         Services through December 31, 2006. After that date the fee for those other additional Services will be included in the fees based on CCPU
         Services and CPGA Services as set forth in section 3.2.

                           2.1.2  DISCONTINUANCE OF SERVICES. If Sprint Spectrum
         determines to no longer offer a Service, then Sprint Spectrum must

                                    (i) notify Manager in writing a reasonable
                           time before discontinuing the Service, except Sprint
                           will notify Manager at least 9 months before Sprint
                           plans to discontinue a significant Service (e.g.,
                           billing, collection and customer care).

                                    (ii) discontinue the Service to all Other
                           Managers.

         If Manager determines within 90 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint
         Spectrum will use commercially reasonable efforts to:

                                    (a) help Manager provide the Service itself
                           or find another vendor to provide the Service, and

                                    (b) facilitate Manager's transition to the
                           new Service provider.

                                       53

                           The fees charged by Sprint Spectrum for the CCPU
         Services and CPGA Services will be reduced by any fees payable by
         Manager to a vendor or new Service provider in respect of discontinued
         CCPU Services and CPGA Services, if (x) Sprint Spectrum procures such
         CCPU Services or CPGA Services from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement), or (y) Manager procures such CCPU Services or CPGA Services from a vendor or a new provider of
         Services, or (z) Manager self-provisions the Service. No adjustment to the fees will be made if Sprint Spectrum discontinues a CCPU Service or
         CPGA Service and Sprint Spectrum does not provide the CCPU Service or
         CPGA Service to end users.

                           2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may
         select the method, location and means of providing the Services. If
         Sprint Spectrum wishes to use Manager's facilities to provide the
         Services, Sprint Spectrum must obtain Manager's prior written consent.

                  2.2 THIRD PARTY VENDORS. Some of the Services might be
         provided by third party vendors under arrangements between Sprint
         Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those services. In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor.

         34. CHANGES TO ARTICLE 3 [ADDM VI, SS.34; REVISED BY THIS ADDENDUM].
Article 3 of the Services Agreement is amended and restated in its entirety to read as follows:

                              3. FEES FOR SERVICES

                  3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the
         Services provided by or on behalf of Sprint Spectrum now or in the future, subject to Section 2.1.1. Manager may not obtain these Services from other sources, except as provided in this agreement.

                           If an accounting classification change has the effect
         of moving a Service from a CCPU Service or CPGA Service to a
         Settled-Separately Manager Expense, the fees for the CCPU Services or
         CPGA Services, as applicable, charged by Sprint Spectrum will be reduced by the fees payable by Manager for the new Settled-Separately
         Manager Expense.

                  3.2      FEES FOR SERVICES.

                           3.2.1 INITIAL PRICING PERIOD. The fees Manager will
         pay

                                       54

         Sprint Spectrum for the CCPU Services and CPGA Services provided to
         Manager by or on behalf of Sprint Spectrum each month from the
         Effective Date of Addendum VII until December 31, 2006 ("INITIAL
         PRICING PERIOD"), will be:

                           (a) for the CCPU Services: $7.00 per subscriber
         multiplied by the Number of Customers in Manager's Service Area, and

                           (b) for the CPGA Services: $23.00 per Gross Customer
         Addition in Manager's Service Area multiplied by the Gross Customer
         Additions in Manager's Service Area.

                           The fees will be paid as set forth in section 10 of
         the Management Agreement.

                           3.2.2 PRICING PROCESS. The parties will reset the
         CCPU and CPGA amounts to be applied in each pricing period after the
         Initial Pricing Period ends. Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum or a Related
         Party to provide these Services) with, for example, the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

                           The process for resetting the amounts is as follows:

                           (a) Sprint Spectrum will give Manager proposed CCPU
         and CPGA amounts by October 31 of the calendar year before the calendar year in which the then current pricing period ends (e.g. if the pricing period ends on December 31, 2006 then the amounts have to be presented by October 31, 2005). The proposed amounts will be based on the amount necessary to recover Sprint PCS' reasonable costs for providing the
         CCPU Services and CPGA Services to Manager and the Other Managers.
         Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA amounts within 20 days after Manager receives the proposed CCPU and CPGA amounts from Sprint
         Spectrum.

                           (b) The fee Manager will pay Sprint Spectrum for the
         CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed
         $8.50 per subscriber multiplied by the Number of Customers in Manager's
         Service Area.

                           (c) If the parties do not agree on new CCPU and CPGA
         amounts within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or
         Sprint Spectrum may escalate the discussion to Manager's Chief
         Executive

                                       55

         Officer or Chief Financial Officer.

                           (d) If the parties cannot agree on the new CCPU and
         CPGA amounts through the escalation process within 20 days after the escalation process begins, then Manager may either

                                    (i) submit the determination of the CCPU and
                           CPGA amounts to binding arbitration under section
                           14.2 of this agreement, excluding the escalation
                           process set forth in section 14.1 and continue
                           obtaining all of the CCPU Services and CPGA Services
                           from Sprint Spectrum at the CCPU and CPGA amounts the
                           arbitrator determines, or

                                    (ii) procure from a vendor other than Sprint
                           Spectrum or self-provision all of the Services.

                           By December 1, 2006, the parties will agree on a
         service level agreement for customer care services and collection services ("CUSTOMER-RELATED SERVICES") that will apply to
         Customer-Related Services delivered by Sprint Spectrum starting on
         January 1, 2007. If the parties cannot agree on a service level agreement by December 1, 2006, either party may submit a proposed service level agreement to binding arbitration under section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1. If the arbitration concludes after January 1, 2007 the service level agreement, as agreed upon through the arbitration process, will be effective as of January 1, 2007. The agreement will set forth 5 metrics for Customer-Related Services and will provide that
         Sprint Spectrum will use commercially reasonable efforts to meet the industry averages for those metrics as in effect on December 1, 2006.
         The 5 metrics are:

              (a) Service Grade Rate defined as percentage of calls answered in
                  60 seconds or less after the customer enters the call queue.

              (b) Average Hold Time defined as average time a customer waits to talk to a customer service representative once the customer enters the call queue.

              (c) Abandoned Call Rate defined as the percentage of calls that disconnect prior to talking to a customer service
                  representative after the customer enters the call queue.

              (d) Net Write-Offs Rate defined as monthly write-offs of accounts receivable, net of customer deposits, divided by monthly
                  subscriber revenue.

              (e) Past-Due Accounts Receivable Aging Rates defined as

                                       56

                  percentage of accounts receivable greater than 60 days from due date.

                           The service level agreement will provide that Sprint
         Spectrum will give Manager a quarterly report on the above metrics.
         Beginning in 2008, Manager will have the right to opt out of Sprint
         Spectrum providing the Customer Related Services if the average of the metrics reflected in the four quarterly reports for the prior calendar year indicate that Sprint Spectrum is not in compliance with any 2 of the 5 metrics. To exercise the opt-out right, Manager must give its opt-out notice to Sprint Spectrum during the first quarter of any calendar year that Manager has an opt-out right. Upon receipt of an opt-out notice, Manager and Sprint Spectrum will use commercially reasonable efforts to transition the Customer-Related Services to
         Manager or a third party vendor within 9 months after the opt-out notice date. Upon the parties' completion of the transition, the parties will agree to an adjustment to the CCPU Service Fee being charged by Sprint Spectrum to Manager. If the parties cannot agree to an adjustment, Manager has the right to submit the determination to binding arbitration under section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1, and continue obtaining all the CPGA Services and remaining CCPU services from Sprint Spectrum. Manager will reimburse Sprint Spectrum for transition and continuing operation costs in accordance with Section
         3.2.4.

                           Manager's opt-out right described above is its sole
         remedy if Sprint Spectrum is not in compliance with the metrics; Sprint
         Spectrum's non-compliance with the metrics does not constitute a breach of this agreement or any other agreement between the parties.

                           Manager has the right to propose to Sprint Spectrum
         that Manager self-provision or procure from a vendor some, but not all, of the Services. Sprint Spectrum will discuss the proposal with
         Manager, but Manager can only self-provision or procure from a vendor some of the Services if Sprint Spectrum agrees.

                           Manager will begin paying Sprint Spectrum under the
         CCPU and CPGA amounts that Sprint Spectrum presents for discussion at the beginning of the new pricing period until the date on which the parties agree or until the arbitrator determines the new CCPU and CPGA amounts, whichever occurs first. Within 30 days after the amounts are determined (either by agreement or by arbitration), Sprint PCS will recalculate the fees from the beginning of the new pricing period and give notice to Manager of what the fees are and the amount of any adjusting payments required. If Sprint PCS owes Manager a refund of fees already paid, Sprint PCS may pay the amount to Manager or Sprint
         PCS, in its sole discretion, may credit the amount of the refund against any amounts Manager then owes to Sprint PCS. If Sprint PCS chooses to pay the

                                       57

         refund, it will make the payment at the time it sends the notice to
         Manager; If Sprint PCS chooses to credit the refund, it will in the notice indicate the amounts owing to which the credit will be applied.
         If Manager owes Sprint PCS additional fees Manager will pay those fees to Sprint PCS within 10 days after receipt of the notice.

                           3.2.3 SPRINT SPECTRUM FIRST RIGHT OF REFUSAL. Manager
         must give Sprint Spectrum written notice of Manager's decision to procure the Services from a third party vendor the Services at least
         120 days before the end of the Initial Pricing Period or any subsequent three-year pricing period and provide the third party vendor terms to
         Sprint Spectrum. Sprint Spectrum will have 30 days from the date it receives the third party vendor's terms to decide if it will provide those Services to Manager under those terms.

                           Manager must agree to receive the Services from
         Sprint Spectrum if Sprint Spectrum gives notice to Manager that it will provide the Services to Manager on the third party vendor terms. If
         Sprint Spectrum does not exercise its first right of refusal, Manager must sign the agreement with the third party vendor on the same terms and conditions as presented to Sprint Spectrum within 10 Business Days after Sprint Spectrum notifies Manager of its decision not to exercise the first right of refusal or the expiration of the 30-day period, whichever occurs first. The procedure set forth in this section 3.2.3 will begin again if Manager does not sign the agreement with the third party vendor as required in the preceding sentence.

                           3.2.4 TRANSITION AND CONTINUING OPERATING COSTS.
         Sprint Spectrum will cooperate with Manager and work diligently and in good faith to implement the transition to another service provider
         (including Manager, if applicable), in a reasonably efficient and expeditious manner.

                           Manager will pay for all reasonable out-of-pocket
         costs that Sprint Spectrum and its Related Parties actually incur to
         (i) transfer any Service(s) provided to Manager to a third party vendor or to enable Manager to self-provide any Service(s), and (ii) operate and maintain systems, processes, licenses and equipment to support those Services. Sprint Spectrum will bill Manager monthly for these costs.

                           3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES. Manager
         will pay to or reimburse Sprint Spectrum for any amounts that Sprint
         Spectrum or its Related Parties pays for Settled-Separately Manager
         Expenses. "SETTLED-SEPARATELY MANAGER EXPENSES" means those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) that are listed in sections C and D of Schedule 2.1.1.

                                       58

                           Sprint Spectrum will give Manager at least 60 days'
         prior written notice by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1 of any additional
         Services added to sections C and D of Schedule 2.1.1, but no additional service may be added to the extent it is the same as, or functionally equivalent to, either:

                                    (a) any service that Sprint Spectrum or any
                  of its Related Parties currently provides to Manager as a CCPU
                  Service or a CPGA Service (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or

                                    (b) any service or benefit that Manager
                  currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the
                  Effective Date.

                  For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately
         Manager Expenses will be paid as set forth in section 10 of the
         Management Agreement. Sprint Spectrum and its Related Parties may
         arrange for Manager to pay any of the Settled-Separately Manager
         Expenses directly to the vendor after giving Manager reasonable notice.

                           Unless Manager specifically agrees otherwise, any
         Settled-Separately Manager Expense that Sprint Spectrum or any of its
         Related Parties is entitled to charge or pass through to Manager under this agreement or the Management Agreement will reflect solely out-of-pocket costs and expenses that Sprint Spectrum or its Related
         Parties actually incur, will be usage-based or directly related to revenue-generating products and services, and will not include any allocation of Sprint PCS' or its Related Parties' internal costs or expenses (including, but not limited to, allocations of general and administrative expenses or allocations of employee compensation or related expenses). For clarity, Sprint Spectrum's or its Related
         Parties' out-of-pocket costs for handset and accessory inventory consist of actual inventory invoice costs less any volume incentive rebates and price protection credits that Sprint Spectrum or its
         Related Parties receive from a vendor.

                                       59

                  3.3 LATE PAYMENTS. Any payment due under this section 3 that
         Manager fails to pay to Sprint Spectrum in accordance with this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date stated on the invoice until
         (and including) the date on which the payment is made.

                  3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges that Manager pays to Sprint Spectrum or a Related Party.

         35. AUDIT [ADDM VI, SS.35]. Section 5.1.2 of the Services Agreement is
amended and restated in its entirety to read as follows:

                  5.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items included in Settled-Separately Manager Expenses), costs, expenses
         (including operating metrics referred to in this agreement and the
         Services Agreement relating to or used in the determination of Inter
         Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA
         Services) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint Spectrum may each request no more than one audit per year.

                           (a) If the audit shows that Sprint Spectrum was
                  underpaid then, unless the amount is contested, Manager will pay to Sprint Spectrum the amount of the underpayment within
                  10 Business Days after Sprint Spectrum gives Manager written notice of the underpayment determination.

                           (b) If the audit determines that Sprint Spectrum was
                  overpaid then, unless the amount is contested, Sprint Spectrum will pay to Manager the amount of the overpayment within 10
                  Business Days after Manager gives Sprint Spectrum written
                  notice of the overpayment determination.

                  The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

                                       60

                  If either party disputes the auditor's conclusion then the dispute will be submitted to binding arbitration in accordance with section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1 of the Management Agreement.

                  Sprint PCS will provide a Type II Report to Manager annually.
         If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange
         Commission, the Public Company Accounting Oversight Board or the
         Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint Spectrum will cooperate with Manager to provide the additional assurances. Sprint Spectrum's independent auditors will prepare any Type II Report or Manager Management Report provided under this section 5.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management
         Processes.

         36. NOTICES [ADDM VI, SS.36]. Section 9.1 of the Services Agreement is
amended and restated in its entirety to read as follows:

                  9.1 NOTICES. Any notice, payment, invoice, demand or
         communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

                  The subject line of any email notice that purports to add any additional service to Schedule 2.1.1 must read "Additional Service to
         Schedule 2.1.1". The new Schedule 2.1.1 must also be attached to the email, and notice will also be provided to those individuals listed for notices for Manager regarding Program Requirement Changes set forth in section 17.1(b) of the Management Agreement.

                  Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and in addition to any other form of notice it must be mailed or sent by overnight courier in the manner described in the first paragraph of this section 9.1.

                                       61

                  Manager will promptly give Sprint Spectrum a copy of any
         notice Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint Spectrum will promptly give Manager a copy of any notice that Sprint Spectrum receives from the Administrative Agent or any Lender and a copy of any notice that Sprint Spectrum gives to the
         Administrative Agent or any Lender.

                  All notices and other communications given to a party in
         accordance with the provisions of this agreement will be deemed to have been given when received.

         37. ENTIRE AGREEMENT; AMENDMENTS [ADDM VI, SS.37]. Section 9.6 of the
Services Agreement is amended and restated in its entirety to read as follows:

                  9.6 ENTIRE AGREEMENT; AMENDMENTS. The provisions of this
         agreement and the Management Agreement including the exhibits to those agreements set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for
         Sprint Spectrum's right to add additional Services to Schedule 2.1.1 subject to the provisions of section 2.1.1 and section 3.2.5, this agreement may be modified or amended only by a written amendment signed by the persons or entities authorized to bind each party.

         38. FORCE MAJEURE [ADDM VI, SS.38]. The second paragraph of section 9.8 of the Services Agreement is amended and restated in its entirety to read as follows:

                  Neither Manager nor Sprint Spectrum, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                                    (i) any FCC order or any other injunction
                           that any governmental authority issues that impedes
                           the party's ability to comply with the covenant,

                                    (ii) the failure of any governmental
                           authority to grant any consent, approval, waiver or
                           authorization or any delay on the part of any
                           governmental authority in granting any consent,
                           approval, waiver or authorization,

                                    (iii) the failure of any vendor to deliver
                           in a timely manner any equipment or service, or

                                       62

                                    (iv) any act of God, act of war or
                           insurrection, riot, fire, accident, explosion, labor
                           unrest, strike, civil unrest, work stoppage,
                           condemnation or any similar cause or event not
                           reasonably within the control of the party.

         39. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM
VI, SS.39]. Section 9.11 of the Services Agreement is replaced with the following language:

                  9.11     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

                           9.11.1 GOVERNING LAW. The internal laws of the State
                  of Kansas (without regard to principles of conflicts of law)
                  govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

                           9.11.2   JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                           (a) Each party hereby irrevocably and unconditionally
                  submits, for itself and its property, to the nonexclusive
                  jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of
                  America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for
                  recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                           (b) Each party hereby irrevocably and unconditionally
                  waives, to the fullest extent it may legally do so, any
                  objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or
                  relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the
                  District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an
                  inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                           (c) Each party irrevocably consents to service of
                  process in the manner provided for the giving of notices
                  pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party.

                                       63

                  Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                          TRADEMARK LICENSE AGREEMENTS

         40. NOTICES [ADDM VI, SS.40]. Section 15.1 of each of the Trademark
License Agreements is amended and restated in its entirety to read as follows:

                  Section 15.1. Notices. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received), charges prepaid and addressed as described in section 17.1(b) of the
         Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

                  Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

                  Licensee will promptly give Licensor a copy of any notice
         Licensee receives from any Administrative Agent or any Lender, and a copy of any notice Licensee gives to any Administrative Agent or any
         Lender. Licensor will promptly give Licensee a copy of any notice that
         Licensor receives from the Administrative Agent or any Lender and a copy of any notice that Licensor gives to the Administrative Agent or any Lender.

                  All notices and other communications given to a party in
         accordance with the provisions of this agreement will be deemed to have been given when received.

         41. GOVERNING LAW [ADDM VI, SS.41]. Section 15.8 of each of the
Trademark License Agreements is replaced by the following language:

                  15.8 Governing Law. The internal laws of the State of Kansas
         (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the
         interpretation of the rights and duties of the parties.

         42. JURISDICTION [ADDM VI, SS.42]. Section 15.13 of each of the
Trademark License Agreements is replaced by the following language:

                  15.13    Jurisdiction; Consent to Service of Process.

                                       64

                           (a) Each party hereby irrevocably and unconditionally
         submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any
         Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such
         Kansas State Court or, to the extent permitted by law, in such Federal court.

                           (b) Each party hereby irrevocably and unconditionally
         waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas
         State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                           (c) Each party irrevocably consents to service of
         process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS

         43. DELETED DEFINITION [ADDM VI, SS.43]. The definition of "Available
Services" is deleted.

         44. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [ADDM VI, SS.44;
REVISED BY THIS ADDENDUM]. The following definitions are new or amended, unless otherwise indicated:

                  "ADDITIONAL INTEREST" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "ALAMOSA MANAGERS" means Manager and the Other Managers
         controlled by Alamosa Holdings, Inc.

                  "ALLOCABLE SOFTWARE FEE" has the meaning set forth in section
         1.3.4(e) of the Management Agreement.

                                       65

                  "ALLOCATED WRITE-OFFS" has the meaning set forth in section
         10.3.4 of the Management Agreement.

                  "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

                  "ASSESSMENT DATE" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "AWAY NETWORK" means:

                                    (i) any portion of the Sprint PCS Network
                           other than Manager's Service Area Network, in the
                           case of Customers with an NPA-NXX assigned to the
                           Service Area (or any other such designation in
                           accordance with section 17.17 of the Management
                           Agreement), and

                                    (ii) Manager's Service Area Network, in the
                           case of Customers with an NPA-NXX assigned to an area
                           outside the Service Area (or any other such
                           designation in accordance with section 17.17 of the
                           Management Agreement).

                  "BILLED COMPONENT(S)" has the meaning set forth in section
         10.3.2 of the Management Agreement.

                  "BILLED MONTH" has the meaning set forth in section 10.2.1 of the Management Agreement.

                  "BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

                  "CCPU SERVICES" means those Services listed in section A of
         Schedule 2.1.1 to the Services Agreement.

                  "CELL SITE(S)" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "CHANGE OF CONTROL TRANSACTION" [ADDM IV, SS.22] has the
         meaning set forth in section 2.1 of the Management Agreement.

                  "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF
         FINANCIAL OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint
         Corporation designated to serve as the chief financial officer of
         Sprint PCS or if none, the individual serving in that capacity.

                                       66

                  "COMPLETION DATE" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "CPGA SERVICES" means those Services listed in section B of
         Schedule 2.1.1 to the Services Agreement.

                  "CSA" has the meaning set forth in section 10.2.1 of the
         Management Agreement.

                  "CUSTOMER" means any customer, except Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

                  "CUSTOMER CREDITS" has the meaning set forth in section 10.2.1 of the Management Agreement.

                  "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in
         section 10.3.2.5 of the Management Agreement.

                  "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in
         section 10.3.2.2 of the Management Agreement.

                  "CUSTOMER-RELATED SERVICES" has the meaning set forth in
         section 3.2.2 of the Services Agreement.

                  "CUSTOMER TAXES" means the amounts that Sprint PCS bills to
         Manager Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax.

                  "EFFECTIVE DATE" has the meaning set forth in the preamble of this Addendum.

                  "ENTERPRISE VALUE" means either:

                  (i) if the entity has issued publicly-traded equity, the
         combined book value of the entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock.
         For the purposes of this definition, the fair market value of a class of the entity's publicly-traded equity (other than publicly-traded preferred stock) is equal to the product of:

                                    (A) the number of issued and outstanding
                           shares of the class of publicly-traded equity as of
                           the date of determination, times

                                       67

                                    (B) the applicable average closing price (or
                           average closing bid, if traded on the
                           over-the-counter market) per share of the class of
                           publicly-traded equity over the 21 consecutive
                           trading days immediately preceding the date of
                           determination; or

                  (ii) if the entity does not have issued publicly-traded
         equity, the combined book value of the entity's outstanding debt and equity less cash.

                  "E911 PHASE I SURCHARGES" means all costs related to Phase I
         E911 functionality.

                  "E911 PHASE II SURCHARGES" has the meaning set forth in
         section 10.3.2.6 of the Management Agreement.

                  "ETC" has the meaning set forth in section 10.6.1 of the
         Management Agreement.

                  "FEE BASED ON BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

                  "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Customers activated (without taking into consideration the number of Customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS'
         most recent monthly KPI report.

                  "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in
         section 10.4.1.3(a) of the Management Agreement.

                  "INITIAL PRICING PERIOD" has the meaning set forth in section
         3.2.1 of the Services Agreement.

                  "INTER SERVICE AREA FEE" has the meaning set forth in section
         4.3 of the Management Agreement.

                  "INVESTMENT BANKER" has the meaning set forth in section 9.3.2 of the Management Agreement.

                  "MANAGER ACCOUNTS" has the meaning set forth in section 10.2.1 of the Management Agreement.

                  "MANAGER MANAGEMENT PROCESS" has the meaning set forth in
         section 12.1.2 of the Management Agreement.
                  "MANAGER MANAGEMENT REPORT" has the meaning set forth in
         section 12.1.2 of the Management Agreement.

                                       68

                  "NET BILLED REVENUE" has the meaning set forth in section
         10.2.1 of the Management Agreement.

                  "NEW COVERAGE" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out
         Plan, which build-out Sprint PCS or Manager decides should be built-out.

                  "90-DAY THRESHOLD" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

                  "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the
         average number of Customers with NPA-NXXs assigned to the Service Area reported in Sprint PCS' most recent monthly KPI report.

                  "180-DAY THRESHOLD" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "OPERATIONAL AND NETWORK READY" and "OPERATIONAL AND NETWORK
         READINESS" [ADDM IV, SS.22] have the meaning set forth in section 2.1 of the Management Agreement.

                  "OTHER AFFILIATES" [ADDM IV, SS.19] has the meaning set forth in section 17.29 of thE Management Agreement.

                  "OUTBOUND ROAMING FEES" means the amounts that Sprint PCS or its Related Parties bills to Manager Accounts for calls placed on a non-Sprint PCS Network.

                  "OVERALL CHANGES" has the meaning set forth in section 1.10(a)
         of the Management Agreement.

                  "PENALTY AMOUNT" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "PROGRAM REQUIREMENT CHANGE" has the meaning set forth in
         section 9.3.1 of the Management Agreement.

                  "REQUIRED RESALE PARTICIPATION PERIOD" means the period from
         April 1, 2004, until the later of (1) December 31, 2006 and (2) the expiration of any three-year period beginning after December 31, 2006, for which Sprint PCS and Manager have reached agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in resale arrangements entered into by Sprint PCS.

                                       69

                  "RESELLER CUSTOMER" means customers of companies or
         organizations with a Private Label PCS Services or similar resale agreement with Sprint PCS or Manager.

                  "RESELLER CUSTOMER FEES" has the meaning set forth in section
         10.4.1.1 of the Management Agreement.

                  "RF STANDARDS" [ADDM IV, SS.22] has the meaning set forth in section 2.1 of the Management Agreement.

                  "SCCLP" has the meaning set forth in section 3.4.2(b) of the
         Management Agreement.

                  "SELECTED SERVICES" means Services.

                  "SERVICE AREA NETWORK" means the network that is directly
         required for the provision of telecommunications services to Customers and is managed by Manager under the Management Agreement in the Service
         Area under the License.

                  "SERVICES" has the meaning set forth in section 2.1.1 of the
         Services Agreement.

                  "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set
         forth in section 3.2.5 of the Services Agreement.

                  "SOFTWARE" means only that software and software features
         currently existing or developed in the future that are used in connection with telecommunications equipment owned or leased by Manager in Manager's provisioning of wireless services in the Service Area and includes, without limitation, software maintenance, updates, improvements, upgrades and modifications. "Software" expressly excludes:

                                    (i) software "rights to use" licenses to the
                           extent paid to the licensor directly by Manager, and

                                    (ii) software operating Sprint PCS' national
                           platforms, billing system platforms, customer service
                           platforms and like applications.

                  "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and consistent operation of the wireless systems within the Sprint PCS
         Network.

                                       70

                  "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management Agreement:
         Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation,
         PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo,
         L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a
         Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or
         Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox PCS License, L.L.C., a Delaware limited liability company, is changed to Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the
         Delaware Secretary of State in 2002.

                  "SPRINT PCS ARPU" means the average revenue per user publicly announced by Sprint PCS or its Related Parties for the most recent calendar year. Sprint PCS ARPU is generally calculated by dividing wireless service revenues by average wireless subscribers.

                  "SPRINT PCS RETAIL YIELD FOR VOICE AND 2G DATA USAGE" means the quotient calculated by dividing (a) Sprint PCS ARPU less the 3G data component in the Sprint PCS ARPU by (b) the reported minutes of use per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

                  "SPRINT PCS RETAIL YIELD FOR 3G DATA USAGE" means the quotient calculated by dividing (a) the 3G data component in the Sprint PCS ARPU by (b) the kilobytes of use for 3G data usage per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

                  "SUBSIDY FUNDS" has the meaning set forth in section 10.6.1 of the Management Agreement.

                  "3M-POPS MANAGER" means any Other Manager whose ultimate
         parent entity (as defined by the Hart-Scott-Rodino Antitrust
         Improvements Act of 1976) controls entities with 3 million or more covered pops.

                  "TOTAL SOFTWARE COST" means the amount paid by Sprint PCS to the vendor directly associated with the Software used by Sprint PCS,
         Manager and Other Managers (if and to the extent Manager and the Other
         Managers have agreed to pay any Allocable Software Fee) for the Sprint
         PCS Network for which Manager is not obligated to pay the Software vendor directly, net of any discounts or rebates and excluding any mark-up by Sprint PCS for administrative or other fees.

                                       71

                  "TRANSITION DATE" has the meaning set forth in section 10.12.3 of the Management Agreement.

                  "TYPE II REPORT" has the meaning set forth in section 12.1.2 of the Management Agreement.

                  "ULTIMATE PARENT" has the meaning set forth in the
         Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "USF CHARGES" has the meaning set forth in section 10.3.2.7 of the Management Agreement.

                  "VENDOR SOFTWARE" has the meaning set forth in section
         1.3.4(b) of the Management Agreement.

                  "WIRELESS MOBILITY COMMUNICATIONS NETWORK" means a radio
         communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

                  "WLNP SURCHARGES" has the meaning set forth in section 10.2.4 of the Management Agreement.

                  "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the Management Agreement.

                                       72

B. CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.
   --------------------------------------------------------

                  Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement, the Services
Agreement, the Trademark License Agreements or the Schedule of Definitions that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

         Addendum I - superseded by Addendum IV
         ----------

         Addendum II - superseded by Addendum IV
         -----------

         Addendum III - superseded by Addendum IV
         ------------

         Addendum IV
         -----------

                  1.       Restatement of Management Agreement
                  2.       Restatement of Schedule of Definitions
                  4.       Use of Loan Proceeds
                  6.       Financing Plan
                  12.      Expiration of Limited Remedies Period
                  23.      Enforceability
                  24.      Consent and Agreement ("C&A") Not Assignable
                  26.      Reaffirmation of Sprint Agreements
                  27.      Counterparts

         Addendum V (initial simplified pricing addendum)
         ----------

              None (superseded by Addendum VI)

         Addendum VI (initial simplified pricing addendum)
         -----------

              None (superseded by this Addendum VII)

                                       73

C.       OTHER PROVISIONS.

         1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

         2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and
the Trademark License Agreements, together with their respective rights and
-obligations under those agreements.

         3. COUNTERPARTS. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

                                       74

                  The parties have caused this Addendum VII to be executed as of the date first above written.

                                            SPRINT SPECTRUM L.P.

                                            By: /s/ Steve Nielsen
                                                --------------------------------
                                                Name:  Steve Nielsen
                                                Title: SVP Finance

                                            SPRINTCOM, INC.

                                            By: /s/ Steve Nielsen
                                                --------------------------------
                                                Name:  Steve Nielsen
                                                Title: SVP Finance

                                            WIRELESSCO, L.P.

                                            By: /s/ Steve Nielsen
                                                --------------------------------
                                                Name:  Steve Nielsen
                                                Title: SVP Finance

                                            SPRINT COMMUNICATIONS COMPANY L.P.

                                            By: /s/ Tom Murphy
                                                -------------------------------
                                                Name: Tom Murphy
                                                Title: Senior Vice President -
                                                     Corporate Communication &
                                                     Brand Management

                                       75

                                            SOUTHWEST PCS, L.P.
                                            an Oklahoma limited partnership

                                            By:  SWGP, L.L.C.
                                                 an Oklahoma limited liability
                                                 company, as its general partner

                                                 By: /s/ David E. Sharbutt
                                                     --------------------------
                                                     David E. Sharbutt
                                                     Manager

                                       76

                                                                      SCHEDULE 1

Program Requirement 3.5.2 dated August 13, 2002, and labeled "Exhibit 3.5.2
Program Requirement for Voluntary Resale of Products and Services By Voluntary
Resellers Under the Private Label Solutions Program" is amended by replacing the title, preamble and general terms with the following, and by deleting all attachments:

             PROGRAM REQUIREMENT FOR RESALE OF PRODUCTS AND SERVICES
                                       BY
               RESELLERS UNDER THE PRIVATE LABEL SOLUTIONS PROGRAM

                                    (5/1/04)

                  Sprint PCS' Resale Program ("RESALE PROGRAM") is described in
Section 3.5.2 of the Sprint PCS Management or Affiliations Agreement and
consists of this Program Requirement 3.5.2 (the "PROGRAM REQUIREMENT 3.5.2") and
separate attachments to the Program Requirement 3.5.2 ("ATTACHMENT(S)"). Each
Attachment is a separate Resale Program and includes a specific list of companies with which Sprint PCS contracts to sell Sprint PCS Products and
Services under brand names other than the Brands.

                  "Capitalized terms used and not otherwise defined in this
Program Requirement 3.5.2 have the meaning ascribed to them in the Schedule of
Definitions in the Management or Affiliations Agreement. Section and Exhibit
references are to Sections and Exhibits of the Management or Affiliations
Agreement unless otherwise noted.

                  "As used in this Program Requirement "NPA-NXX" of Manager or
Affiliate means a NPA-NXX in the Service Area of that Manager or Affiliate or an equivalent identifier, such as a network access identifier (NAI).

GENERAL TERMS

Unless otherwise specified, the Program Requirements outlined below apply to the resellers set forth in the Attachments.

         1. PRODUCTS AND SERVICES OFFERED. Sprint PCS may from time to time limit the Sprint PCS Products and Services that are provided to resellers.
Manager will provide to resellers those Sprint PCS Products and Services that
Sprint PCS provides to the resellers, and Manager will support products and services offered resellers in the same fashion that Manager supports similar
Sprint PCS Products and Services.

         2. INFORMATION AND MINS. Manager will allow Sprint PCS access to information necessary to bill resellers, including Call Detail Records and basic

                                       77

provisioning information. For purposes of clarification, all such information will constitute "Confidential Information" for purposes of the Management
Agreement. Neither Sprint PCS nor Manager will have access to resellers'
end-users' personal information. Sprint PCS will administer NPA-NXXs available for resellers in a manner substantially the same as the MIN allocation process in place for Sprint PCS owned markets. Sprint PCS will provide resellers with an unbranded coverage map and zip code information for the Manager's service area(s) substantially the same as the coverage map and zip code information provided for Sprint PCS owned service areas.

         3. CONTACTS AND DISPUTES. Manager will direct any questions or disputes regarding a reseller or resale arrangement to the designated representative(s)
within the Management Agreement and will not contact the resellers directly. Any disputes between Manager and Sprint PCS regarding a resale arrangement will be resolved under the terms of the Management Agreement.

         4. PRICING: SIX-SECOND INCREMENT BILLING. For all QuickNet Connect
(QNC) data and other traffic on the Manager's Service Area Network for which
Sprint PCS bills a reseller in six-second increments or some other incremental measurement other than one-minute ("OTHER INCREMENT"), Sprint PCS will settle with Manager in six-second increments or such Other Increment, as applicable.
Billed charges (per call or event) that result in fractional cents may be rounded up to the next whole cent.

         5. SPRINT 3G DATA SERVICE. In addition to reselling certain Sprint PCS
Products and Services under brand names other than the Brands, some resellers are also permitted to sell Sprint's 1XRTT advanced multimedia data services and premium services associated with the PCS Vision service ("SPRINT 3G DATA
SERVICE") using the Sprint and PCS Vision service marks. If Manager specifically consented to a reseller's use of the Brands in selling Sprint 3G Data Service in the Manager's Service Area, the Manager will be compensated for Sprint 3G Data
Service as follows:

         The revenue for Sprint 3G Data Service sold by resellers using the
         Brands to reseller subscribers having an NPA-NXX of Manager will be treated as Billed Revenue under the Management Agreement. Billed
         Revenue will be based on reseller specific Sprint 3G Data Service pricing set forth in Attachment 1.1 to Program Requirement 3.5.2. From time to time, Sprint may amend the rates charged to Voluntary Resellers for Sprint 3G Data Service.

         6. SHORT MESSAGE SERVICE (SMS). For SMS messages on the Manager's network used by subscribers of Voluntary Resellers with an NPA-NXX of Manager,
Manager will be compensated at the rate set forth in Attachment 1.2 to Program
Requirement 3.5.2, which may be amended from time to time in accordance with the
Management Agreement. For SMS messages used by subscribers of Voluntary
Resellers with an NPA-NXX of Manager, there will be no compensation either paid or owed when such subscribers are traveling outside of the Manager's Service
Area.

                                       78

         SMS messages means circuit-switched short alphanumeric messages on a
Voluntary Reseller subscriber's handset.

         7. FUTURE SERVICES. If Sprint PCS elects to enter into resale arrangement with any then existing resellers or new resellers for any services other than those services described in the current Attachments to this Program
Requirement 3.5.2 ("FUTURE SERVICES"), Manager is not required to activate subscribers for the Future Services with an NPA-NXX of Manager until the next available opt out date. If Manager does not elect to opt out of a Future
Services at the first opt out date following the date that Manager is notified in writing of the resale arrangement for Future Services, Manager must allow the then existing resellers of the Future Services and all future resellers of the
Future Services to activate subscribers with an NPA-NXX of Manager and Manager must support those resellers of Future Services throughout the term of their resale arrangements with Sprint PCS, including any renewal or phase out periods.
Sprint PCS will compensate Manager for the resale of Future Services at rates to be established in future Attachments to Program Requirement 3.5.2, as amended from time to time in accordance with the Management Agreement, which rates will be communicated in writing to Manager in advance.

                                       79

                 ATTACHMENT NO. 1.0 TO PROGRAM REQUIREMENT 3.5.2

                                 RESALE PROGRAM

This Attachment No. 1.0 to Program Requirement 3.5.2 contains the list of resellers included in the Resale Program as of April 1, 2004.

RESELLERS

                                                             Effective          Renewal
                                                             Renewal
                                                             Date               Date
                                                             ----               ----
                                                             Period *
                                                             --------

Vartec Telecom, Inc. (Excel)                                  9/15/2000         12/15/2003    3 Years
ZefCom, L.L.C. (Telespire)                                    11/17/2000        11/17/2003    3/31/2006
Working Assets Funding Service, Inc.(Working Assets)          12/1/2001         12/31/2003     3 Years
Wherify Wireless, Inc. (Wherify Wireless)                     1/7/2002          1/7/2005
QUALCOMM Incorporated (Qualcomm / GlobalTracs)                1/8/2002          1/8/2005
Star Number, Inc. (Liberty Wireless)                          8/2/2002          8/2/2005
Telco Group, Inc. (STI Mobile)                                2/25/2003         2/25/2006
TRANZACT (Sears Connect)                                      3/21/2003         3/21/2006
Hal Inc. (U-Mobile PCS)                                       6/12/2003         6/12/2006
Wireless Retail Inc. (Airlink Mobile)                         6/17/2003         6/17/2006
Phonetec, L.P. (PhoneTec)                                     6/26/2003         6/26/2006
Qwest Wireless, LLC (Qwest)                                   8/3/2003          3/3/2009
TracFone Wireless, Inc. (TracFone)                            1/22/2004         1/22/2007

* If applicable.  Not including phase out periods.

Attachment No. 1.0 to Program Requirement 3.5.2 will be updated as new resellers enter into a resale arrangement with Sprint PCS.

                                       80

                 ATTACHMENT NO. 1.1 TO PROGRAM REQUIREMENT 3.5.2

                         SPRINT 3G DATA SERVICE PRICING

A)       QWEST WIRELESS
Listed below are the Qwest monthly recurring charges ("MRC") and Adjustment
Rates for Sprint 3G Data Service. Qwest will be billed the following MRC and
Adjustment Rate for each subscriber that uses any Qwest service enabled by
Sprint 3G Data Service.

HANDSET DATA SERVICE

Data Transport/Web Browsing/Third Party Instant Messaging

o        MRC                                    $8.10 (unlimited)

o        Adjustment Rate                        $0.002 per Kb

ADJUSTMENT RATE:

On a monthly basis, Sprint will calculate (as described below) the Sprint average kilobytes per retail handset subscriber ("SAKPS") and the Qwest average kilobytes per handset subscriber ("QAKPS"). If the QAKPS exceeds the SAKPS,
Sprint will charge Qwest an amount equal to the difference between the SAKPS and the QAKPS multiplied by the total number of End users, multiplied by the
Adjustment Rate detailed above.

Sprint will calculate SAKPS by using the total number of kilobytes generated by
Sprint retail handset end users divided by the average number of Sprint retail handset end users for the previous fiscal quarter. For example, the SAKPS for
May will be divided by the average number of Sprint retail handset end users for the 1st fiscal quarter (January-March).

Average number of Sprint retail handset end users for the quarter is equal to the beginning number of Sprint retail handset end users plus the ending number of Sprint retail handset end users, divided by two.

QAKPS is equal to the total number of kilobytes generated by Qwest handset End
Users divided by the average number of Qwest handset End Users for the previous fiscal quarter.

AVERAGE NUMBER OF QWEST HANDSET END USERS FOR THE QUARTER IS EQUAL TO THE
BEGINNING NUMBER OF QWEST HANDSET END USERS PLUS THE ENDING NUMBER OF QWEST
HANDSET END USERS, DIVIDED BY TWO.

In making the calculations described in this section, PDAs, "smart phones" and other similar devices along with air cards will not be considered "handsets" as that term is used therein.

THE PRICING IN THIS ATTACHMENT NO. 1.1 TO PROGRAM 3.5.2 IS SUBJECT TO CHANGE AS
SPRINT RETAIL PRICES OR INCLUDED SERVICES CHANGE.

                                       81

                 ATTACHMENT NO. 1.2 TO PROGRAM REQUIREMENT 3.5.2

                          SHORT MESSAGE SERVICE PRICING

Unless otherwise specified in this Attachment 1.2 to Program Requirement 3.5.2,
Manager will be compensated at the rates listed below by Voluntary Reseller.

Short Message Service Rate:         $0.0246 per SMS message

Qwest SMS Rate:                     $0.0110 per SMS message

                                       82

                                  EXHIBIT 10.3

100% AFFILIATE RETAINED AMOUNTS

         Roaming Revenue
         International Roaming Credits
         Affiliate Equip Sale On Acct

100% SPRINT PCS RETAINED AMOUNTS

         Accrued Sales Taxes
         Accrued Federal Excise Taxes
         Collected Insurance

                                       83

                                    EXHIBIT 1

                  ILLUSTRATIVE CALCULATION FOR CASH SETTLEMENT

CASH SIMPLIFICATION

ILLUSTRATIVE ONLY

                                                       MONTHLY
                                             --------------------------
WRITE-OFFS                                      $  1,235

BILLED REVENUE                                   $10,350
CUSTOMER CREDITS                                    (970)
                                             ---------------
NET BILLED REVENUE                              $  9,380         82.5%
CUSTOMER EQUIPMENT CREDITS                           (66)        -0.6%
100% AFFILIATE RETAINED AMOUNTS                      235          2.1%
100% SPRINT PCS RETAINED AMOUNTS                   1,479         13.0%
CUSTOMER EQUIPMENT CHARGES                           175          1.5%
E911 SURCHARGES                                       65          0.6%
WIRELESS LOCAL NUMBER PORTABILITY CHARGES             26          0.2%
USF CHARGES                                           74          0.7%
                                             --------------- ----------
AMOUNT BILLED (NET OF CUSTOMER CREDITS)          $11,368        100.0%

FEE CALCULATION

NET BILLED REVENUE                              $  9,380
ALLOCATED WRITE-OFF                               (1,019)
                                             ---------------
                                                $  8,361
                                                      92%
                                             ---------------
FEE BASED ON BILLED REVENUE                     $  7,692

100% AFFILIATE RETAINED AMOUNTS                $     235
    ALLOCATED WRITE-OFF                              (26)
PHASE II E911 SURCHARGES                              53
    ALLOCATED WRITE-OFF                               (6)
WIRELESS LOCAL NUMBER PORTABILITY CHARGES              2
    ALLOCATED WRITE-OFF                               (0)
CUSTOMER EQUIPMENT CREDITS                           (66)
    ALLOCATED WRITE-OFF                                7
WRITE-OFF FOR CUSTOMER EQUIPMENT CHARGES             (19)
                                             ---------------
                                               $     180

TOTAL                                           $  7,872

                                       84

                                 SCHEDULE 2.1.1

                                   -SECTION A-

PRESENTLY OFFERED CCPU SERVICES - Activity Applied as % to Sprint PCS reported
CCPU

3G Fees
A/P Backhaul/Facility Disputes
Affiliate Utilities
ATM Soft Hand Off
Bank Fees
BI Performance Services - Initiation
BI Performance Services - Maintenance
Bid Cost
Billing
Check Free
Clarify Maintenance Fee
CO Usage
Collection Agency Fees
Conferences
Costs associated with rollout of new products and services
Credit Card Processing/Fees
Customer Care
Customer Solutions - Mature Life
Directory Assistance
DS3
E - Commerce PT
Enhanced Voicemail
Entrance Facility Expenses (Includes Terminating/Trunking Charge)
Ford Revenue
Ford Telematics
Gift Card Payable
Gift Card Receivable
Hal Riney Ad Kit
High Speed Remote Access Server
ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI)
IMT Charges
Interconnection
Inter-Machine Trunk
IT
(Includes E-Commerce)
LD Verification
LIDB / CNAM
Local Loop, COC, ACF, IXC, etc. (National Platform Expense - Local Loop Cost,
        Central Office Connection (COC), access Coordination Fee (ACF), Co-
        Location Charges, and Inter Exchange Carrier (IXC) Charges)
Lockbox 261
MCI Disconnect Adjusted
National Platform - COA
National Platform Disputes

                                       85

National Platform (2G) (Includes Voice Activated Dialing)

NATIONAL PLATFORM COMPONENT
FCAPS (FAULT, CONFIGURATION, ACCOUNTING, PERFORMANCE, SECURITY)
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

IN (INTELLIGENT NETWORK)
         Capital Expense
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

OSSN
         Capital Expense
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

3G
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

OPERATOR SERVICE
         Vendor Fee

WIRELESS WEB
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

MESSAGING
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH

                                       86

         Labor
         Forecasts

VAD
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

VOICE MAIL
         Capital
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

SOFTWARE MAINTENANCE
         Openwave
         Hewlett Packard
         Comverse
         Marconi
         Lucent
         Commworks
         Four Corners
         Other Vendors (39)

Northwest Frequent Flyer
Premium Vision Services
PreNet
Pricing
Pro Text Messaging Plan
Ringers & More (Includes SBF and PT fees)
Roadside Rescue
Sprint Synch Services
Telecheck Charge
Telematics
Text Messaging Plan
TSC Usage
Type 1 Affiliate Long Distance
Voice Command Web
Wireless Web

                                   -SECTION B-

PRESENTLY OFFERED CPGA SERVICES - Activity Applied as % to Sprint PCS reported
CPGA

                                       87

500 Minute Promotion Credit
Activations - Customer Solutions
Activations - E-Commerce (Includes On Line (Web) Activations)
Activations - Telesales
Credit Check Fee
Customer Solutions - Early Life
Demo Phones
EarthLink
Hal Riney Service
Handset Logistics
Handset Obsolesence Fee and Carrying Costs
Local/Indirect Commission
Marketing Collateral Destruction
NAM/CAM
One Sprint Telesales
PGA Expenses
PLS Commission
SmartWorks Printing

                                   -SECTION C-

PRESENTLY OFFERED CCPU SERVICES - Activity Settled Separately

Affiliate Project Authorizations
Long Distance
E911 Phase I Revenue
Microwave Clearing
Roaming
Software Fees
Sprint Local Telephone Usage
Taxes Paid on Behalf of Type III Affiliates
Tower Lease
Travel Revenue and Expense
Upgrade Commission - 2 Step Channel
Vendor Usage-Based Charges on New Products
Wholesale Revenue and Expense

                                   -SECTION D-

PRESENTLY OFFERED CPGA SERVICES -Activity Settled Separately

3G Device Logistics Fee
3rd Party Spiffs
Accessory Margin
Commissions - National 3rd Party
Commissions - Other 3rd Party
Coop Advertising - Local 3rd Party
Coop Advertising - National 3rd Party
Handset returns
Handset subsidies

                                       88

Handsets
Marketing Collateral (excluding destruction)
Meeting Competition Fund
RadioShack Promos (Includes RadioShack Golden Quarter, Jumpstart, Relaunch,
     Sprint to Vegas, and Break the Bank)
Rebate Administrative Expense
Rebates
Reciprocal Retail Store Cost Recovery
Sprint LDD Commission
Third Party Promotions
Upgrade Commission - RadioShack

                                       89